UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934
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Alimera Sciences, Inc.
(Name of Registrant as Specified In Its Charter)

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Alimera Sciences, Inc.
6120 Windward Parkway
Suite 290
Alpharetta, Georgia 30005
NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD JUNE 18, 2013
To the Stockholders of Alimera Sciences, Inc.:
The annual meeting of stockholders for Alimera Sciences, Inc. (the “Company”) will be held at 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, on Tuesday, June 18, 2013 at 9:30 a.m. local time. The purposes of the meeting are:
1. To elect three Class III directors (Proposal 1);
2. To ratify the appointment of Grant Thornton LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2013 (Proposal 2);
3. To approve, on an advisory basis, the compensation of our named executive officers (Proposal 3); and
4. To transact such other business as may properly come before the annual meeting or any adjournments or postponements thereof.
Our board of directors has fixed the close of business on April 26, 2013 as the record date for determining holders of our common stock and preferred stock entitled to notice of, and to vote at, the annual meeting or any adjournments or postponements thereof. A complete list of such stockholders will be available for examination at our offices in Alpharetta, Georgia during normal business hours for a period of ten days prior to the annual meeting.
This year we are again using the Internet as our primary means of furnishing proxy materials to stockholders. Accordingly, most stockholders will not receive copies of our proxy materials. We instead are mailing a notice with instructions for accessing the proxy materials and voting via the Internet (the “Notice of Internet Availability”). We encourage you to review these materials and vote your shares. This delivery method allows us to conserve natural resources and reduce the cost of delivery while also meeting our obligations to you, our stockholders, to provide information relevant to your continued investment in the Company. If you received the Notice of Internet Availability by mail and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting such materials included in the Notice of Internet Availability.
This notice of annual meeting of stockholders and accompanying proxy statement are being distributed or made available to stockholders on or about April 29, 2013.
Important Notice Regarding the Availability of Proxy Materials for the Stockholders Meeting to be held on June 18, 2013: The proxy statement and annual report are available at www.proxyvote.com.

By order of the Board of Directors,

Richard S. Eiswirth, Jr. Secretary of the Company
Alpharetta, Georgia
Date: April 29, 2013
YOUR VOTE IS IMPORTANT!
Your vote is important. Please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card. Instructions for your voting options are described on the Notice of Internet Availability of Proxy Materials or proxy card.

ALIMERA SCIENCES, INC.
Proxy Statement
For the Annual Meeting of Stockholders
To Be Held on June 18, 2013

ALIMERA SCIENCES, INC.
6120 Windward Parkway
Suite 290
Alpharetta, Georgia 30005
(678) 990-5740
PROXY STATEMENT FOR THE
2013 ANNUAL MEETING OF STOCKHOLDERS
This proxy statement and proxy card are furnished in connection with the solicitation of proxies to be voted at the 2013 Annual Meeting of Stockholders (the “Annual Meeting”) of Alimera Sciences, Inc. (sometimes referred to as “we”, the “Company” or “Alimera”), which will be held at 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, on Tuesday, June 18, 2013 at 9:30 a.m. local time.
We are making this proxy statement and our annual report available to stockholders at www.proxyvote.com. On April 29, 2013, we will begin mailing to our stockholders (i) a notice (the “Notice”) containing instructions on how to access and review this proxy statement and our annual report or (ii) a copy of this proxy statement, a proxy card and our annual report. The Notice also instructs you how you may submit your proxy over the Internet. If you received a Notice and would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting those materials included in the Notice.
QUESTIONS AND ANSWERS ABOUT THIS PROXY MATERIAL AND VOTING
Why am I receiving these proxy materials?
You have received these proxy materials because you owned shares of Alimera common stock or Series A Convertible Preferred Stock (“Series A Preferred Stock”) as of April 26, 2013, the record date for the Annual Meeting, and our board of directors is soliciting your proxy to vote at the Annual Meeting. This proxy statement describes matters on which we would like you to vote at the Annual Meeting. It also gives you information on these matters so that you can make an informed decision.
Why did I receive a Notice of Internet Availability of Proxy Materials in the mail instead of a printed set of proxy materials?
Pursuant to rules adopted by the Securities and Exchange Commission, we are permitted to furnish our proxy materials over the Internet to our stockholders by delivering a Notice in the mail. As a result, only stockholders that specifically request a printed copy of the proxy statement will receive one. Instead, the Notice instructs stockholders on how to access and review the proxy statement and annual report over the Internet at www.proxyvote.com. The Notice also instructs stockholders on how they may submit their proxy over the Internet or via phone. If a stockholder who received a Notice would like to receive a printed copy of our proxy materials, such stockholder should follow the instructions for requesting these materials contained in the Notice.
How may I vote at the Annual Meeting?
You are invited to attend the Annual Meeting to vote on the proposals described in this proxy statement. However, you do not need to attend the meeting to vote your shares. Instead, you may simply follow the instructions below to submit your proxy via telephone or on the Internet. If you received or requested a printed set of materials, you may also vote by mail by signing, dating and returning the proxy card.
When you vote by using the Internet or by telephone or by signing and returning the proxy card, you appoint C. Daniel Myers and Richard S. Eiswirth, Jr. as your representatives (or proxyholders) at the Annual Meeting. They will vote your shares at the Annual Meeting as you have instructed them or, if an issue that is not on the proxy card comes up for vote, in accordance with their best judgment. This way, your shares will be voted whether or not you attend the Annual Meeting.
Who is entitled to vote at the Annual Meeting?
Only stockholders of record at the close of business on April 26, 2013, the record date for the Annual Meeting, will be entitled to vote at the Annual Meeting. On the record date, there were 31,556,075 shares of the Company’s common stock and 1,000,000 shares of the Company’s Series A Preferred Stock outstanding. All of these outstanding shares are entitled to vote at the Annual Meeting (one vote per share of common stock and one vote per share of common stock underlying the Series A Preferred Stock on an as-converted basis (based on a deemed conversion price of $2.95 per share) as of the record date) in connection with the matters set forth in this proxy statement.
In accordance with Delaware law, a list of stockholders entitled to vote at the meeting will be available at the place of the annual meeting on June 18, 2013 and will be accessible for ten days prior to the meeting at our principal place of business, 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, between the hours of 9:00 a.m. and 5:00 p.m. local time.

How do I vote?
If on April 26, 2013, your shares were registered directly in your name with our transfer agent, American Stock Transfer & Trust Company, then you are a stockholder of record. Stockholders of record may vote by using the Internet, by telephone or (if you received a proxy card by mail) by mail as described below. Stockholders also may attend the meeting and vote in person. If you hold shares through a bank or broker, please refer to your proxy card, Notice or other information forwarded by your bank or broker to see which voting options are available to you.

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You may vote by using the Internet. The address of the website for Internet voting is www.proxyvote.com. Internet voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 17, 2013. Easy-to-follow instructions allow you to vote your shares and confirm that your instructions have been properly recorded.

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You may vote by telephone. The toll-free telephone number is noted on your proxy card. Telephone voting is available 24 hours a day and will be accessible until 11:59 p.m. Eastern Time on June 17, 2013. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

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You may vote by mail. If you received a proxy card by mail and choose to vote by mail, simply mark your proxy card, date and sign it, and return it in the postage-paid envelope. Your proxy card must be received by the close of business on June 17, 2013.

The method you use to vote will not limit your right to vote at the Annual Meeting if you decide to attend in person. Written ballots will be passed out to anyone who wants to vote at the Annual Meeting. If you hold your shares in “street name,” you must obtain a proxy, executed in your favor, from the holder of record to be able to vote in person at the Annual Meeting.
Can I change my vote after submitting my proxy?
Yes. You can revoke your proxy at any time before the final vote at the Annual Meeting. If you are the record holder of your shares, you may revoke your proxy in any one of three ways:

•	You may submit a subsequent proxy by using the Internet, by telephone or by mail with a later date;

•	You may deliver a written notice that you are revoking your proxy to the Secretary of the Company at 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005; or

•	You may attend the Annual Meeting and vote your shares in person. Simply attending the Annual Meeting without affirmatively voting will not, by itself, revoke your proxy.
If you are a beneficial owner of your shares, you must contact the broker or other nominee holding your shares and follow their instructions for changing your vote.
How many votes do you need to hold the Annual Meeting?
A quorum of stockholders is necessary to conduct business at the Annual Meeting. Pursuant to our amended and restated bylaws, a quorum will be present if a majority of the voting power of outstanding shares of the Company entitled to vote generally in the election of directors is represented in person or by proxy at the Annual Meeting. On the record date, there were 31,556,075 shares of common stock outstanding and entitled to vote and 13,559,322 shares of common stock underlying the outstanding Series A Preferred Stock (based on a deemed conversion price of $2.95 per share) entitled to vote. Thus, 22,557,699 shares must be represented by stockholders present at the Annual Meeting or represented by proxy to have a quorum. The holders of the common stock and the Series A Preferred Stock (on an as converted basis based on a deemed conversion price of $2.95 per share) vote together as a single class for the proposals in this proxy statement.
Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker, bank or other nominee) or if you attend the Annual Meeting and vote in person. Abstentions and broker non-votes will be counted for the purpose of determining whether a quorum is present for the transaction of business. If a quorum is not present, the chairman of the meeting or holders of a majority of the votes present at the Annual Meeting may adjourn the Annual Meeting to another date.

What matters will be voted on at the Annual Meeting?
The following matters are scheduled to be voted on at the Annual Meeting:

•	Proposal 1: To elect three Class III directors nominated by our board of directors and named in this proxy statement to serve a term of three years until our 2016 annual meeting of stockholders;

•	Proposal 2: To ratify the appointment of Grant Thornton LLP as our independent registered public accountants for the year ending December 31, 2013; and

•	Proposal 3: To approve, on an advisory basis, the compensation of our named executive officers.
No cumulative voting rights are authorized, and dissenters’ rights are not applicable to these matters.
Could other matters be decided at the Annual Meeting?
Alimera does not know of any other matters that may be presented for action at the Annual Meeting. Should any other matter be properly presented at the Annual Meeting, the persons named on the proxy card will have discretionary authority to vote the shares represented by proxies in accordance with their best judgment. If you hold shares through a broker, bank or other nominee as described above, they will not be able to vote your shares on any other business that comes before the Annual Meeting unless they receive instructions from you with respect to such other business.
What will happen if I do not vote my shares?
Stockholder of Record: Shares Registered in Your Name. If you are the stockholder of record of your shares and you do not vote by proxy card, by telephone, via the Internet or in person at the Annual Meeting, your shares will not be voted at the Annual Meeting.
Beneficial Owner: Shares Registered in the Name of Broker or Bank. Brokers or other nominees who hold shares of our common stock or preferred stock for a beneficial owner have the discretion to vote on routine proposals when they have not received voting instructions from the beneficial owner at least ten days prior to the Annual Meeting. A broker non-vote occurs when a broker or other nominee does not receive voting instructions from the beneficial owner and does not have the discretion to direct the voting of the shares. Under the rules that govern brokers who are voting shares held in street name, brokers have the discretion to vote those shares on routine matters but not on non-routine matters. Proposal 2 is the only routine matter in this proxy statement. As such, your broker does not have discretion to vote your shares on Proposals 1 or 3.
We encourage you to provide instructions to your bank or brokerage firm by voting your proxy. This action ensures your shares will be voted at the meeting in accordance with your wishes.
How may I vote for each proposal and what is the vote required for each proposal?
Proposal 1: Election of three Class III directors.
With respect to the election of nominees for director, you may:

•	vote “FOR” the election of the three nominees for director;

•	“WITHHOLD” your vote for one or two of the nominees and vote “FOR” the remaining nominee(s); or

•	“WITHHOLD” your vote for the three nominees.
Directors will be elected by a plurality of the votes cast at the Annual Meeting, meaning the three nominees who are properly nominated in accordance with our amended and restated bylaws, and receive the most “FOR” votes will be elected. Only votes cast “FOR” a nominee will be counted. An instruction to “WITHHOLD” authority to vote for one or more of the nominees will result in those nominees receiving fewer votes, but will not count as a vote against the nominees. Abstentions and broker non-votes will have no effect on the outcome of the election of directors. Because the election of directors is not a matter on which a broker or other nominee is generally empowered to vote, broker non-votes are expected to exist in connection with this matter.

Proposal 2: Ratification of the appointment of Grant Thornton LLP as our independent registered public accountants for the year ending December 31, 2013.
You may vote “FOR” or “AGAINST” or abstain from voting. To ratify the selection by the audit committee of our board of directors of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2013, the Company must receive a “FOR” vote from a majority of all those outstanding shares that are present in person, or represented by proxy, and that are cast either affirmatively or negatively on the proposal at the Annual Meeting. Abstentions and broker non-votes will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.
Proposal 3: Advisory vote on executive compensation.
You may vote “FOR” or “AGAINST” or abstain from voting. To approve, by non-binding vote, the compensation of the Company’s named executive officers as set forth in this proxy, the Company must receive a “FOR” vote from a majority of all those outstanding shares that are present in person, or represented by proxy, and that are cast either affirmatively or negatively on the proposal at the Annual Meeting. Abstentions and broker non-votes will not be counted “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because Proposal 3 is a non-routine matter, broker non-votes are expected to exist in connection with this matter.
What happens if a director nominee is unable to stand for election?
If a nominee is unable to stand for election, our board of directors may either:

•	reduce the number of directors that serve on the board or

•	designate a substitute nominee.
If our board of directors designates a substitute nominee, shares represented by proxies voted for the nominee who is unable to stand for election will be voted for the substitute nominee.
How does the board of directors recommend that I vote?
Our board recommends a vote:

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Proposal 1:  “FOR” the election of each of Mark J. Brooks, Brian K. Halak, Ph.D. and Peter J. Pizzo, III as Class III directors to serve a term of three years until our 2016 annual meeting of stockholders;

•	Proposal 2: “FOR” the ratification of the appointment of Grant Thornton LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2013; and

•	Proposal 3: “FOR” the approval, in an advisory manner, of the compensation of our named executive officers as set forth in this proxy statement.
What happens if I sign and return my proxy card but do not provide voting instructions?
If you return a signed and dated proxy card without marking any voting selections, your shares will be voted:

•	Proposal 1: “FOR” the election of each of Mark J. Brooks, Brian K. Halak, Ph.D. and Peter J. Pizzo, III as Class III directors;

•	Proposal 2: “FOR” the ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm for the year ending December 31, 2013; and

•	Proposal 3: “FOR” the approval, in an advisory manner, of the compensation of our named executive officers as set forth in this proxy statement.
If any other matter is properly presented at the Annual Meeting, the proxyholders for shares voted on the proxy card (i.e. one of the individuals named as proxies on your proxy card) will vote your shares using his or her best judgment.

What do I need to show to attend the Annual Meeting in person?
You will need proof of your share ownership (such as a recent brokerage statement or letter from your broker showing that you owned shares of Alimera Sciences, Inc. common stock or preferred stock as of April 26, 2013) and a form of photo identification. If you do not have proof of ownership and valid photo identification, you may not be admitted to the Annual Meeting. All bags, briefcases and packages will be held at registration and will not be allowed in the meeting. We will not permit the use of cameras (including cell phones with photographic capabilities) and other recording devices in the meeting room.
Who is paying for this proxy solicitation?
The accompanying proxy is being solicited by the board of directors of the Company. In addition to this solicitation, directors and employees of the Company may solicit proxies in person, by telephone, or by other means of communication. Directors and employees will not be paid any additional compensation for soliciting proxies. In addition, the Company may also retain one or more third parties to aid in the solicitation of brokers, banks and institutional and other stockholders. We will pay for the entire cost of soliciting proxies. We may reimburse brokerage firms, banks and other agents for the cost of forwarding proxy materials to beneficial owners.
What happens if the Annual Meeting is postponed or adjourned?
Unless the polls have closed or you have revoked your proxy, your proxy will still be in effect and may be voted once the Annual Meeting is reconvened. However, you will still be able to change or revoke your proxy with respect to any proposal until the polls have closed for voting on such proposal.
How can I find out the results of the voting at the Annual Meeting?
Preliminary voting results are expected to be announced at the Annual Meeting. Final voting results will be reported on a Current Report on Form 8-K filed with the SEC no later than June 24, 2013.
How can I find Alimera’s proxy materials and annual report on the Internet?
This proxy statement and the 2012 annual report are available at our corporate website at www.alimerasciences.com. You also can obtain copies without charge at the SEC’s website at www.sec.gov. Additionally, in accordance with SEC rules, you may access these materials at www.proxyvote.com, which does not have “cookies” that identify visitors to the site.
How do I obtain a separate set of Alimera’s proxy materials if I share an address with other stockholders?
In some cases, stockholders holding their shares in a brokerage or bank account who share the same surname and address and have not given contrary instructions receive only one copy of the Notice. This practice is designed to reduce duplicate mailings and save printing and postage costs as well as natural resources. If you would like to have a separate copy of the Notice or our annual report and/or proxy statement mailed to you or to receive separate copies of future mailings, please submit your request to the address or phone number that appears on your Notice or proxy card. We will deliver such additional copies promptly upon receipt of such request.
In other cases, stockholders receiving multiple copies of the Notice at the same address may wish to receive only one. If you would like to receive only one copy if you now receive more than one, please submit your request to the address or phone number that appears on your Notice or proxy card.
Can I receive future proxy materials and annual reports electronically?
Yes. This proxy statement and the 2012 annual report are available on our investor relations website located at http://investor.alimerasciences.com. Instead of receiving paper copies in the mail, stockholders can elect to receive an email that provides a link to our future annual reports and proxy materials on the Internet. Opting to receive your proxy materials electronically will save us the cost of producing and mailing documents to your home or business, will reduce the environmental impact of our annual meetings and will give you an automatic link to the proxy voting site.
Whom should I call if I have any questions?
If you have any questions, would like additional Alimera proxy materials or proxy cards, or need assistance in voting your shares, please contact Investor Relations, Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005 or by telephone at (310) 954-1105.

Can I submit a proposal for inclusion in the proxy statement for the 2014 annual meeting?
Stockholders of the Company may submit proper proposals (other than the nomination of directors) for inclusion in our proxy statement and for consideration at our 2014 annual meeting of stockholders by submitting their proposals in writing to the Secretary of the Company in a timely manner. In order to be considered for inclusion in our proxy materials for the 2014 annual meeting of stockholders, stockholder proposals must:

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be received by the Secretary of the Company no later than the close of business on December 30, 2013 (which is the 120th day prior to the first anniversary of the date that we released this proxy statement to our stockholders for the Annual Meeting); and

•	otherwise comply with the requirements of Delaware law, Rule 14a-8 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and our amended and restated bylaws.
Unless we receive notice in the foregoing manner, the proxyholders shall have discretionary authority to vote for or against any such proposal presented at our 2014 annual meeting of stockholders. If we change the date of the 2014 annual meeting of stockholders by more than 30 days from the anniversary of this year’s Annual Meeting, stockholder proposals must be received a reasonable time before we begin to print and mail our proxy materials for the 2014 annual meeting of stockholders.
Can I submit a nomination for director candidates and proposals not intended for inclusion in the proxy statement for the 2014 annual meeting?
Stockholders of the Company who wish to nominate persons for election to the board of directors at the 2014 annual meeting of stockholders or who wish to present a proposal at the 2014 annual meeting of stockholders, but who do not intend for such proposal to be included in our proxy materials for such meeting, must deliver written notice of the nomination or proposal to Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, Attention: Secretary no earlier than February 13, 2014 and no later than March 15, 2014. However, if the 2014 annual meeting of stockholders is held earlier than May 19, 2014 or later than July 18, 2014, nominations and proposals must be received no later than the close of business on the later of (a) the 90th day prior to the 2014 annual meeting of stockholders and (b) the 10th day following the day we first publicly announce the date of the 2014 annual meeting. In addition, if the number of directors to be elected to the board of directors is increased and we do not publicly announce all of the nominees for election or specify the size of the increase by March 15, 2014, then proposals with respect to nominees for any new positions created by the increase in board size must be delivered to the address listed above no later than the 10th day following such public announcement. The stockholder’s written notice must include certain information concerning the stockholder and each nominee and proposal, as specified in our amended and restated bylaws.
Where can I obtain a copy of the Company’s amended and restated bylaws?
A copy of our amended and restated bylaw provisions governing the notice requirements set forth above may be obtained by writing to the Secretary of the Company. A current copy of our amended and restated bylaws also is available at our corporate website at www.alimerasciences.com. Such requests and all notices of proposals and director nominations by stockholders should be sent to Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, Attention: Secretary.
Important Notice Regarding the Availability of Proxy Materials
for the Meeting to be Held on Tuesday, June 18, 2013
This proxy statement and our annual report are available on-line at www.proxyvote.com.

MATTERS TO BE CONSIDERED AT THE ANNUAL MEETING
PROPOSAL 1: ELECTION OF DIRECTORS
General
Our board of directors is currently comprised of nine (9) directors divided into three equal classes with staggered three-year terms. The term of office of our Class III directors, Brian K. Halak, Ph.D., Mark J. Brooks and Peter J. Pizzo, III, will expire at this year’s Annual Meeting. The term of office of our Class I directors, C. Daniel Myers, Calvin W. Roberts, M.D. and James R. Largent, will expire at the 2014 annual meeting of stockholders. The term of office of our Class II directors, Philip R. Tracy, Glen Bradley, Ph.D. and Garheng Kong, M.D., Ph.D., will expire at the 2015 annual meeting of stockholders. There are no family relationships among any of our directors or executive officers. It is our policy to encourage nominees for director to attend the Annual Meeting.
Nominees for Election as Class III Directors at the Annual Meeting
This year’s nominees for election to the board of directors as our Class III directors to serve for a term of three years expiring at the 2016 annual meeting of stockholders, or until their successors have been duly elected and qualified or until their earlier death, resignation or removal, are provided below. The age of each director as of April 26, 2013 is set forth below. Each of the nominees has agreed to serve as a director if elected, and we have no reason to believe that either nominee will be unable to serve if elected.

Name	Age	Positions and Offices Held with Company	Director Since
Mark J. Brooks	46	Director	2004
Brian K. Halak, Ph.D.	41	Director	2004
Peter J. Pizzo, III	46	Director	2010
The following is additional information about each of the nominees as of the date of this proxy statement, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating/corporate governance committee and our board of directors to determine that the nominees should serve as one of our directors.
Mark J. Brooks has been a member of our board of directors since 2004. Since its formation in January 2007, Mr. Brooks has served as a Managing Director of Scale Venture Partners. Prior to joining Scale Venture Partners, from 1995 Mr. Brooks worked for Bank of America Ventures, ultimately serving as a Managing Director. Mr. Brooks also serves on the Board of Directors of IPC The Hospitalist Company, Inc., a publicly traded provider of hospitalist services, and also serves on the Board of four privately held companies: National Healing Corporation, LivHome, Inc., Spinal Kinetics, Inc. and Oraya Therapeutics, Inc. Mr. Brooks holds an M.B.A. from the Wharton School at the University of Pennsylvania and a B.A. in Economics from Dartmouth College. Our board of directors believes that Mr. Brooks should serve as a director of the Company, in light of its business and structure, because in addition to his valuable contributions to our Company in recent years, Mr. Brooks has experience as one of the directors of Scale Venture Partners, where Mr. Brooks led investments in healthcare services, medical devices and drug development and his service on the board of directors of a number of Scale Venture Partners’ portfolio companies.
Brian K. Halak, Ph.D. has been a member of our board of directors since 2004. Dr. Halak joined Domain Associates, L.L.C. in 2001 and has served as a Partner of Domain Associates, L.L.C. since 2006. Prior to joining Domain Associates, L.L.C., Dr. Halak served as an analyst of Advanced Technology Ventures from 2000 to 2001. From 1993 to 1995, Dr. Halak has served as an analyst of Wilkerson Group. Dr. Halak holds a Doctorate in Immunology from Thomas Jefferson University and a B.S. in Engineering from the University of Pennsylvania. Our board of directors believes that Dr. Halak should serve as a director of the Company, in light of its business and structure, because in addition to his valuable contributions to our Company in recent years, Dr. Halak has served on the board of directors of more than 10 emerging companies in the life sciences industry in the past 10 years, including Vanda Pharmaceuticals, which completed a public offering on Nasdaq, and Esprit Pharma, a company that was acquired by Allergan.
Peter J. Pizzo, III has been a member of our board of directors since April 2010. Since its formation in 2005, Mr. Pizzo has served as the Vice President, Finance and Chief Financial Officer of Carticept Medical, Inc., a private orthopedic medical device company, which he co-founded. From 2002 until its sale in 2005, Mr. Pizzo served as the Vice President, Finance and Chief Financial Officer of Proxima Therapeutics, Inc., a private medical device company that developed and marketed local radiation delivery systems for the treatment of solid cancerous tumors. From 1996 to 2001, Mr. Pizzo worked for Serologicals Corporation, a publicly traded global provider of biological products to life science companies, ultimately serving as Vice President of Finance and Chief Financial Officer. From 1995 to 1996, Mr. Pizzo served as Vice President of Administration and Controller of ValueMark Healthcare Systems, Inc., a privately held owner-operator of psychiatric hospitals. From 1992 until its sale in 1995, Mr. Pizzo served in various senior financial positions at Hallmark Healthcare Corporation, a publicly traded hospital management company, most recently as Treasurer. Mr. Pizzo holds a Bachelor of Science with Special Attainments in Commerce from Washington and Lee University. Our board of directors believes that Mr. Pizzo should serve as a director of the Company, in light of its business and structure, because Mr. Pizzo has over 19 years of experience in medical devices, biologics and healthcare services, including the past 13 years in the role of vice president, finance and chief financial officer.

Required Vote and Recommendation of the Board of Directors for Proposal 1
The affirmative vote of a plurality of the votes cast at the Annual Meeting is required for the election of our Class III directors. The three nominees receiving the most “FOR” votes among votes properly cast in person or by proxy will be elected to the board as Class III directors. You may vote “FOR” or “WITHHOLD” on each of the nominees for election as director. Shares represented by signed proxy cards will be voted on Proposal 1 “FOR” the election of Mr. Brooks, Dr. Halak and Mr. Pizzo to the board of directors at the Annual Meeting, unless otherwise marked on the card. A broker non-vote or a properly executed proxy marked “WITHHOLD” with respect to the election of a Class III director will not be voted with respect to such director, although it will be counted for purposes of determining whether there is a quorum.
OUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU
VOTE “FOR” MARK J. BROOKS, BRIAN K. HALAK, PH.D. AND PETER J. PIZZO, III
Continuing Directors Not Standing for Election
Certain information about those directors whose terms do not expire at the Annual Meeting is furnished below, including their business experience, director positions held currently or at any time during the last five years, involvement in certain legal or administrative proceedings, if applicable, and the experiences, qualifications, attributes or skills that caused the nominating/corporate governance committee and our board of directors to determine that the directors should serve as one of our directors. The age of each director as of April 26, 2013 is set forth below.

Name	Age	Positions and Offices Held with Company	Director Since
C. Daniel Myers	59	Director, President and Chief Executive Officer	2003
Calvin W. Roberts, M.D.	60	Director	2003
Philip R. Tracy	71	Chairman of the Board of Directors	2004
Glen Bradley, Ph.D.	70	Director	2011
James R. Largent	63	Director	2011
Garheng Kong, M.D., Ph.D.	37	Director	2012
Class I Directors (Terms Expire in 2014)
C. Daniel Myers is one of our co-founders and has served as our Chief Executive Officer and as a director since the founding of our Company in 2003. Before founding our Company, Mr. Myers was an initial employee of Novartis Ophthalmics (formerly CIBA Vision Ophthalmics) and served as its Vice President of Sales and Marketing from 1991 to 1997 and as President from 1997 to 2003. Mr. Myers holds a B.S. in Industrial Management from Georgia Institute of Technology. Our board of directors believes that Mr. Myers should serve as a director of the Company, in light of its business and structure, because in addition to his valuable contributions to our Company in recent years, Mr. Myers has over 30 years of ophthalmic pharmaceutical experience, including 15 years in the role of president or chief executive officer. In addition, Mr. Myers served on the board of directors of Ocular Therapeutix, Inc. from 2009 to 2012.
Calvin W. Roberts, M.D. has been a member of our board of directors since 2003. Dr. Roberts currently serves as an Executive Vice President and the Chief Medical Officer of Bausch + Lomb. Since 1982, Dr. Roberts has served as a Clinical Professor of Ophthalmology at Weill Medical College of Cornell University. From 1989 to 2011, Dr. Roberts also served as a consultant to Allergan, Inc., Johnson & Johnson and Novartis. Dr. Roberts holds an A.B. from Princeton University and an M.D. from the College of Physicians and Surgeons of Columbia University. Dr. Roberts completed his internship and ophthalmology residency at Columbia Presbyterian Hospital in New York and completed cornea fellowships at Massachusetts Eye and Ear Infirmary and the Schepens Eye Research Institute in Boston. Our board of directors believes that Dr. Roberts should serve as a director of the Company, in light of its business and structure, because in addition to his valuable contributions to our Company in recent years, Dr. Roberts has an understanding of the market for products in ophthalmology and the nature of the relationship between pharmaceutical companies and physicians derived from his 25 years in the practice of medicine as well as his experience in the medical market place and in the processes of drug development and regulatory approval as a consultant to other pharmaceutical companies.
James R. Largent has been a member of our board of directors since 2011. Mr. Largent has worked extensively within the medical industry. He most recently served as a medical and pharmaceutical consultant, including work with U.S. ophthalmic device company, Eyeonics Inc. While there, he led the lobbying effort that resulted in the 2005 landmark decision by the Centers for Medicare & Medicaid Services (CMS) to allow for patient shared billing for premium presbyopia-correcting intraocular lenses. Also in his role as a consultant, he assisted a multinational pharmaceutical and medical device company in the evaluation of strategic targets. Prior to this, Mr. Largent served in various senior management positions at Allergan, Inc., including as vice president of strategic planning where he fostered licensing deals to build product pipelines. Earlier in his career, he was vice president of strategic marketing at Allergan Medical Optics, Inc. Mr. Largent also held positions of increasing responsibility in the marketing and sales departments at Allergan and Pharmacia Ophthalmics. In addition to serving on Alimera’s Board, Mr. Largent is on the board of directors of Tear Science, Inc., a privately held developer of diagnostic and therapeutic devices for the treatment of patients with dry eye disease. Mr. Largent earned a B.A. in chemistry and an M.B.A., both from the University of California, Irvine. Our board of directors believes that Mr. Largent should serve as a director of the Company, in light of its business and structure, because Mr. Largent has over 10 years of experience in pharmaceutical and medical devices, including the role of vice president of strategic marketing and as a leading industry consultant.
Class II Directors (Terms Expire in 2015)
Philip R. Tracy has been a member of our board of directors since 2004. Since 1998, Mr. Tracy has served as a Venture Partner of Intersouth Partners. He is also counsel to the Raleigh, North Carolina law firm Smith, Anderson, Blount, Dorsett, Mitchell & Jernigan, L.L.P. Previously, Mr. Tracy was employed by Burroughs Wellcome Co. from 1974 to 1995 and served as President and Chief Executive Officer from 1989 to 1995. Mr. Tracy holds an L.L.B. from George Washington University and a B.A. from the University of Nebraska. Our board of directors believes that Mr. Tracy should serve as a director of the Company, in light of its business and structure, because in addition to his valuable contributions to our Company in recent years, Mr. Tracy has served on the board of directors of three publicly traded companies in the biotechnology and pharmaceutical industries, has experience as president and chief executive officer of Burroughs Wellcome Co. with full responsibility for its North American pharmaceutical business, has legal training and experience as a lawyer including his service as general counsel to Burroughs Wellcome Co., and has 15 years of experience in the venture capital industry as a venture partner with Intersouth Partners.
Glen Bradley, Ph.D., M.B.A., has been a member of our board of directors since 2011. Dr. Bradley served as the Chief Executive Officer of CIBA Vision Corporation, the eye care unit of Novartis, A.G., or CIBA Vision, from 1990 to January 2003. Since 2003, Dr. Bradley has acted as a consultant to various medical device and ophthalmic drug companies. Dr. Bradley served in the positions of President and CEO from 1986 to 1989 for CIBA Vision, the United States operations of the CIBA Vision Group. Prior to CIBA Vision, he served in senior management positions in the Agricultural, Plastics & Additives and Electronic Equipment Groups of CIBA-Geigy Corporation. Dr. Bradley has been Chairman of the Board of Directors at REFOCUS Group Inc., since March 2003. He serves as a Director of Intuity Medical, Inc. He has previously held board positions with Spectra Physics, Summit Technology, Biofisica, AerovectRx, e-Dr and Biocure. He served as Chairman of the Contact Lens Institute. Dr. Bradley holds a bachelor’s degree in chemical engineering from Mississippi State University, a Ph.D. in chemical engineering from Louisiana State University, an MBA in business and finance from the University of Connecticut and is a graduate of the Advanced Management Program at Harvard Business School. Our board of directors believes that Dr. Bradley should serve as a director of the Company, in light of its business and structure, because of his significant knowledge, experience, and financial expertise in the ophthalmic industry.
Garheng Kong, M.D., Ph.D., has been a member of our board of directors since 2012. Dr. Kong has served as a General Partner at Sofinnova, a venture firm focused on life sciences, since 2010. From 2000 to 2010, he was at Intersouth Partners, a venture capital firm, most recently as a General Partner, where he was a founding investor or board member for various life sciences ventures, several of which were acquired by large pharmaceutical companies. Dr. Kong has served on the board of directors of Cempra, Inc. since September 2006 and as chairman of its board since November 2008. Dr. Kong has served on the board of directors of SARcode BioScience, Inc., a private biopharmaceutical company, since 2011 and on the board of Histogenics Corporation, a private biotechnology company, since 2012 where he also serves as the chairman of the board. Dr. Kong holds a B.S. in chemical engineering and biological sciences from Stanford University. He holds an M.D., Ph.D. in biomedical engineering and M.B.A. from Duke University. Our board of directors believes that Dr. Kong should serve as a director of the Company, in light of its business and structure, because of his knowledge and experience in the venture capital industry, as well as his medical training.
CORPORATE GOVERNANCE
Series A Preferred Director
On October 2, 2012, we entered into a Securities Purchase Agreement for the sale of an aggregate of 1,000,000 units comprised of 1,000,000 shares of our Series A Preferred Stock and Warrants exercisable for up to an aggregate of 300,000 shares of our Series A Preferred Stock at an exercise price of $44.00 per share for gross proceeds of $40.0 million prior to the payment of related expenses. Pursuant to such agreement and the Certificate of Designation of Series A Convertible Preferred Stock filed in connection with the sale of the Series A Preferred Stock, so long as certain conditions are met, the holders of Series A Preferred Stock, voting as a separate class, are entitled to elect, at any election of our Class II Directors, one director to serve on the board of directors (the “Preferred Director”). For so long as the holders of the Series A Preferred Stock retain this right, the Preferred Director is to be nominated by Sofinnova Venture Partners VIII, L.P. The current Preferred Director is Dr. Kong.
Independent Directors
Each of our directors, other than C. Daniel Myers, qualifies as an independent director in accordance with the published listing requirements of the Nasdaq Global Market, or Nasdaq. The Nasdaq independence definition includes a series of objective tests, such as that the director is not also one of our employees and has not engaged in various types of business dealings with us. In addition, as further required by the Nasdaq rules, our board of directors has made a subjective determination as to each independent director that no relationships exist which, in the opinion of our board of directors, would interfere with the exercise of independent judgment in carrying out the responsibilities of a director. In making these determinations, our directors reviewed and discussed information provided by the directors and us with regard to each director’s business and personal activities as they may relate to us and our management.

Board Committees
Our board of directors has established an audit committee, a compensation committee and a nominating/corporate governance committee. Our board of directors and its committees set schedules to meet throughout the year and also can hold special meetings and act by written consent from time to time as appropriate. The independent directors of our board of directors also will hold separate regularly scheduled executive session meetings at least twice a year at which only independent directors are present. Our board of directors has delegated various responsibilities and authority to its committees as generally described below. The committees will regularly report on their activities and actions to the full board of directors. Each current member of each committee of our board of directors qualifies as an independent director in accordance with the Nasdaq standards described above and SEC rules and regulations. Each committee of our board of directors has a written charter approved by our board of directors. Copies of each charter are posted on our website at www.alimerasciences.com under the Investor Relations section. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
The following table provides membership and meeting information for each of the committees of the board of directors during the year ended December 31, 2012:

			Number of Meetings
Committee	Chairman	Members	in 2012
Audit Committee	Peter J. Pizzo, III	Calvin W. Roberts, M.D. (1) Glen Bradley, Ph.D. Mark J. Brooks (2)	8
Compensation Committee	Brian K. Halak, Ph.D.	Mark J. Brooks James R. Largent	11
Nominating/Corporate Governance Committee	Philip R. Tracy	Brian K. Halak, Ph.D. James R. Largent	1

(1) Resigned from the audit committee in June 2012.
(2) Replaced Dr. Roberts as a member of the audit committee in June 2012.
The primary responsibilities of each committee are described below.
Audit Committee
Our audit committee currently consists of Peter J. Pizzo, III, Glen Bradley, Ph.D. and Mark J. Brooks. Mr. Pizzo serves as the chairman of the audit committee. Our board of directors annually reviews the Nasdaq listing standards definition of independence for audit committee members and has determined that all current members of our audit committee are independent (as independence is currently defined in applicable Nasdaq listing standards and Rule 10A-3 promulgated under the Exchange Act).
Mr. Pizzo qualifies as an “audit committee financial expert” as that term is defined in the rules and regulations of the SEC. The designation of Mr. Pizzo as an “audit committee financial expert” does not impose on him any duties, obligations or liability that are greater than those that are generally imposed on him as a member of our audit committee and our board of directors, and his designation as an “audit committee financial expert” pursuant to this SEC requirement does not affect the duties, obligations or liability of any other member of our audit committee or board of directors.
The audit committee monitors our corporate financial statements and reporting and our external audits, including, among other things, our internal controls and audit functions, the results and scope of the annual audit and other services provided by our independent registered public accounting firm and our compliance with legal matters that have a significant impact on our financial statements. Our audit committee also consults with our management and our independent registered public accounting firm prior to the presentation of financial statements to stockholders and, as appropriate, initiates inquiries into aspects of our financial affairs. Our audit committee is responsible for establishing procedures for the receipt, retention and treatment of complaints regarding accounting, internal accounting controls or auditing matters and for the confidential, anonymous submission by our employees of concerns regarding questionable accounting or auditing matters. Our audit committee monitors compliance with our Code of Business Conduct policy. In addition, our audit committee is directly responsible for the appointment, retention, compensation and oversight of the work of our independent auditors, including approving services and fee arrangements. Related party transactions will be approved by our audit committee before we enter into them, in accordance with the applicable rules of Nasdaq.
Both our independent registered public accounting firm and internal financial personnel regularly meet with, and have unrestricted access to, the audit committee.
Compensation Committee
Our compensation committee currently consists of Mark J. Brooks, Brian K. Halak, Ph.D., James R. Largent and Garheng Kong, M.D., Ph.D., who was appointed to the compensation committee in March 2013. Dr. Halak serves as chairman of the compensation committee. Our board of directors has determined that Mr. Brooks, Dr. Halak, Mr. Largent and Dr. Kong satisfy the general independence requirements of the Nasdaq and the SEC rules and regulations for directors. Although as a smaller reporting company we are not expected to be subject to the enhanced compensation committee independence standards recently approved by Nasdaq, we currently believe each of the members of our compensation committee would satisfy these more stringent standards. Each member of our compensation committee is a non-employee director, as defined pursuant to Rule 16b-3 promulgated under the Securities Exchange Act of 1934, as amended, and an outside director, as defined pursuant to Section 162(m) of the Internal Revenue Code of 1986, as amended.
The compensation committee makes recommendations to the board of directors and reviews and approves our compensation policies and all forms of compensation to be provided to our directors and executive officers, including, among other things, annual salaries, bonuses, and equity incentive awards and other incentive compensation arrangements. In addition, our compensation committee will administer our equity incentive and employee stock purchase plans, including granting stock options or awarding restricted stock units to our directors and executive officers. Our compensation committee also reviews and approves employment agreements with executive officers and other compensation policies and matters.
Prior to the third quarter of 2010, the compensation committee had not engaged a compensation consultant for advice on matters related to compensation for executive officers, other key employees and non-employee directors. In July 2010, the compensation committee determined that, in light of Company’s initial public offering, it would engage an executive compensation consultant to review the compensation of the Company’s executives and advise the compensation committee with respect to any recommended changes to such compensation. The compensation committee engaged Hewitt Associates LLC in 2010 to provide advice in connection with our 2011 executive compensation program and used Hewitt Associates’ recommendations as part of its decision-making process for setting the named executive officers’ 2011 base salary and target bonus. The compensation committee assessed the independence of Hewitt Associates pursuant to the Nasdaq listing standards and concluded that the work of Hewitt Associates has not raised any conflict of interest. The compensation committee engaged Frederick W. Cook & Co. (“FW Cook”) in 2011 and 2012 to provide advice in connection with our 2012 and 2013 executive compensation programs and used FW Cook’s recommendations as part of its decision-making process for setting the named executive officers’ 2012 compensation. The compensation committee assessed the independence of FW Cook pursuant to the Nasdaq listing standards and concluded that the work of FW Cook has not raised any conflict of interest.
Nominating/Corporate Governance Committee
Our nominating/corporate governance committee currently consists of Brian K. Halak, Ph.D., Philip R. Tracy and James R. Largent. Mr. Tracy serves as chairman of the nominating/corporate governance committee.
Our nominating/corporate governance committee identifies, evaluates and recommends nominees to our board of directors and committees of our board of directors, conducts searches for appropriate directors and evaluates the performance of our board of directors and of individual directors. In evaluating potential nominees to the board of directors, the nominating/corporate governance committee considers a wide variety of qualifications, attributes and other factors and recognizes that a diversity of viewpoints and practical experience can enhance the effectiveness of our board of directors. Accordingly, as part of its evaluation of each candidate, the nominating/corporate governance committee takes into account that candidate’s background, experience, qualifications, attributes and skills that may complement, supplement or duplicate those of other prospective candidates and current directors. Our nominating/corporate governance committee also considers candidates proposed in writing by stockholders, provided such proposal meets the eligibility requirements for submitting stockholder proposals under our amended and restated bylaws and is accompanied by certain required information about the candidate and the stockholder submitting the proposal. Candidates proposed by stockholders will be evaluated by our nominating/corporate governance committee using the same criteria as for all other candidates. Our nominating/corporate governance committee is also responsible for reviewing developments in corporate governance practices, evaluating the adequacy of our corporate governance practices and reporting and making recommendations to the board of directors concerning corporate governance matters. Our nominating/corporate governance committee has not adopted a policy regarding the consideration of diversity in identifying director nominees.
Board Meetings and Attendance
Our board of directors held twenty (20) meetings in 2012. In 2012, each member of the board of directors attended 75% or more of the aggregate of (i) the total number of board meetings held during the period of such member’s service, with the exception of Mark Brooks, who attended 70% of the total number of board meetings, and (ii) the total number of meetings of committees on which such member served, during the period of such member’s service.
Director Attendance at Annual Meetings of Stockholders
Directors are encouraged, but not required, to attend our annual stockholder meetings. All of our then-serving directors attended our last annual meeting.
Separation of CEO and Chairman Roles
Our board of directors separates the positions of chairman of the board and Chief Executive Officer. Separating these positions allows our Chief Executive Officer to focus on our day-to-day business activities, while allowing the chairman of the board to lead our board of directors in its fundamental role of providing advice to and independent oversight of our management. Our board of directors recognizes the time, effort and energy that the Chief Executive Officer is required to devote to his position in the current business environment, as well as the commitment required to serve as our chairman of the board, particularly as the board of directors’ oversight responsibilities continue to grow. Our board of directors is led by our chairman of the board. The chairman of the board chairs all board meetings (including executive sessions), acts as liaison between the independent directors and management, approves board meeting schedules and oversees the information distributed in advance of board meetings, is available to our outside corporate counsel to discuss and, as necessary, respond to stockholder communications to our board of directors and calls meetings of the independent directors. We believe that having different people serving in the roles of chairman of the board and chief executive officer is an appropriate and effective organizational structure for our Company.
Risk Oversight
Our board of directors oversees the management of risks inherent in the operation of our business and the implementation of our business strategies. Our board of directors performs this oversight role by using several different levels of review. In connection with its reviews of the operations and corporate functions of our Company, our board of directors addresses the primary risks associated with those operations and corporate functions. In addition, our board of directors reviews the risks associated with our Company’s business strategies periodically throughout the year as part of its consideration of undertaking any such business strategies.
Each of our board committees also oversees the management of our Company’s risk that falls within the committee’s areas of responsibility. In performing this function, each committee has full access to management, as well as the ability to engage advisors. Our Chief Financial Officer reports to the audit committee with respect to risk management and is responsible for identifying, evaluating and implementing risk management controls and methodologies to address any identified risks. In connection with its risk management role, our audit committee meets privately with representatives from our independent registered public accounting firm and our Chief Financial Officer. The audit committee oversees the operation of our risk management program, including the identification of the primary risks associated with our business and periodic updates to such risks and reports to our board of directors regarding these activities.
Code of Business Conduct
Our board of directors has adopted a code of ethics and business conduct that applies to all of our employees, executive officers (including our principal executive officer, principal financial officer and principal accounting officer or controller, or persons performing similar functions) and directors. The full text of our code of ethics and business conduct is posted on our website at www.alimerasciences.com under the Investor Relations section. We intend to disclose future amendments to certain provisions of our code of ethics and business conduct, or waivers of such provisions, applicable to our directors and executive officers at the same location on our website identified above and also in a Current Report on Form 8-K, as required, within four business days following the date of such amendment or waiver. The inclusion of our website address in this proxy statement does not include or incorporate by reference the information on our website into this proxy statement.
Limitation of Liability and Indemnification
We have entered into indemnification agreements with each of our directors and executive officers. The agreements provide that we will indemnify each of our directors and executive officers against any and all expenses incurred by that director or executive officer because of his or her status as one of our directors or executive officers, to the fullest extent permitted by Delaware law, our restated certificate of incorporation and amended and restated bylaws. In addition, the agreements provide that, to the fullest extent permitted by Delaware law, but subject to various exceptions, we will advance all expenses incurred by our directors in connection with a legal proceeding.
Our restated certificate of incorporation and amended and restated bylaws contain provisions relating to the limitation of liability and indemnification of directors. The restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for any breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	in respect of unlawful payments of dividends or unlawful stock repurchases or redemptions as provided in Section 174 of the Delaware General Corporation Law; or

•	for any transaction from which the director derives any improper personal benefit.
Our restated certificate of incorporation also provides that if Delaware law is amended in the future to authorize corporate action further eliminating or limiting the personal liability of directors, then the liability of our directors will be eliminated or limited to the fullest extent permitted by Delaware law. The foregoing provisions of the restated certificate of incorporation are not intended to limit the liability of directors or officers for any violation of applicable federal securities laws. As permitted by Section 145 of the Delaware General Corporation Law, our restated certificate of incorporation provides that we may indemnify our directors to the fullest extent permitted by Delaware law and the restated certificate of incorporation provisions relating to indemnity may not be retroactively repealed or modified so as to adversely affect the protection of our directors.

In addition, as permitted by Section 145 of the Delaware General Corporation Law, our amended and restated bylaws provide that we are authorized to enter into indemnification agreements with our directors and executive officers and we are authorized to purchase directors’ and officers’ liability insurance, which we currently maintain to cover our directors and executive officers.
Communications to the Board of Directors
Stockholders interested in communicating with the independent directors regarding their concerns or issues may address correspondence to a particular director, or to the independent directors generally, in care of Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, Attn: Secretary. The Secretary of the Company has the authority to disregard any inappropriate communications or to take other appropriate actions with respect to any inappropriate communications. If deemed an appropriate communication, the Secretary of the Company will forward it, depending on the subject matter, to the chairman of the board of directors, chairman of a committee of the board of directors, the full board of directors or a particular director, as appropriate.
Director Compensation
In October 2009, our board of directors adopted a compensation program for outside directors, which became effective upon the consummation of our initial public offering in April 2010. Our board of directors, based in part on the recommendations of FW Cook, amended the non-employee director compensation program effective as of January 1, 2013. The table below sets forth the provisions of the non-employee director compensation program prior to and after the amendment.

Term	Program in effect during 2012	Amended Program effective as of January 1, 2013
Annual Cash Retainer (1)	$20,000	$35,000
Chairman of Board Compensation (1)	Additional annual retainer of $5,000	Additional annual retainer of $25,000
Chair of Audit Committee Compensation (1)	Additional annual retainer of $7,500	Additional annual retainer of $17,000
Chair of Compensation Committee Compensation (1)	Additional annual retainer of $3,500	Additional annual retainer of $10,000
Chair of Nominating/Corporate Governance Committee Compensation (1)	Additional annual retainer of $3,500	Additional annual retainer of $6,000
Non-Chair Member of Audit Committee Compensation (1)	Additional annual retainer of $2,000	Additional annual retainer of $7,000
Non-Chair Member of Compensation Committee Compensation (1)	Additional annual retainer of $2,000	Additional annual retainer of $5,000
Non-Chair Member of Nominating/Corporate Governance Committee Compensation (1)	Additional annual retainer of $2,000	Additional annual retainer of $3,000
Initial Option Grant	Option to purchase 20,000 shares of our common stock upon election as director (2)	Option to purchase up to 20,000 shares of our common stock upon election as director prorated based on the number of days remaining in the year of election (2)
Annual Option Grant	Option to purchase 7,500 shares of our common stock following each annual meeting of stockholders provided the applicable director did not receive an initial option grant in the same calendar year (3)	Option to purchase 20,000 shares of our common stock following each annual meeting of stockholders (4)
(1) All annual cash retainer fees are paid in four quarterly payments.
(2) Option vests and becomes exercisable with respect to 25% of the option shares after one year of service on the board of directors and an additional 6.25% of the option shares for each subsequent three-month period thereafter.
(3) Option is vested and exercisable in full on the date of grant.
(4) Option vests and becomes exercisable in equal monthly installments over the following 12 months provided the director provides continuous service through the applicable vesting date.
All stock option grants to non-employee directors will have an exercise price per share equal to the fair market value of one share of our common stock on the date of grant and will be subject to the terms of our 2010 Equity Incentive Plan. Each option granted under our non-employee director compensation program that is not fully vested will become fully vested upon a change in control of our Company and if the non-employee director’s service terminates due to death.
We currently have a policy to reimburse our non-employee directors for travel, lodging and other reasonable expenses incurred in connection with their attendance at board and committee meetings.

Director Compensation Table for Year Ended December 31, 2012
The following table sets forth information regarding compensation earned by each of our non-employee directors during the fiscal year ended December 31, 2012:

Name(1)	Fees Earned or Paid in Cash ($)	Option Awards ($)(2)	Total ($)
Glen Bradley, Ph.D.	$22,000	$15,542	$37,542
Mark J. Brooks (3)	22,000	15,542	37,542
Brian K. Halak, Ph.D. (3)	25,500	15,542	41,042
Garheng Kong, M.D., Ph.D. (4)	5,000	39,444	44,444
James R. Largent	24,000	15,542	39,542
Peter J. Pizzo, III	27,500	15,542	43,042
Calvin W. Roberts, M.D.	22,000	15,542	37,542
Philip R. Tracy	28,500	15,542	44,042

(1) Mr. Myers was not eligible in 2012 to receive any compensation from us for service as a director pursuant to our non-employee director compensation plan because Mr. Myers is a Company employee.
(2) The amounts reported in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. See Note 11 of the Notes to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of our assumptions in determining the ASC 718 values of our option awards.
(3) Fees earned by Mr. Brooks and Dr. Halak were paid to the management companies of the venture capital funds affiliated with these directors.
(4) Dr. Kong was appointed to the board of directors effective October 2, 2012.

The following table sets forth information regarding outstanding option awards held by each of our non-employee directors as of December 31, 2012:

	Option Awards
Name	Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
Glen Bradley, Ph.D.	7,500	12,500	7.97	April 18, 2021(1)
	7,500	—	2.77	June 14, 2022(2)
Mark J. Brooks	4,687	2,813	11.00	April 27, 2020(3)
	7,500	—	7.53	June 8, 2021(2)
	7,500	—	2.77	June 14, 2022(2)
Brian K. Halak, Ph.D.	4,687	2,813	11.00	April 27, 2020(3)
	7,500	—	7.53	June 8, 2021(2)
	7,500	—	2.77	June 14, 2022(2)
James R. Largent	6,250	13,750	8.47	July 28, 2021(4)
	7,500	—	2.77	June 14, 2022(2)
Peter J. Pizzo, III	12,500	7,500	11.00	April 27, 2020(3)
	7,500	—	7.53	June 8, 2021(2)
	7,500	—	2.77	June 14, 2022(2)
Calvin W. Roberts, M.D.	8,824	—	1.33	December 14, 2013(2)
	4,412	—	3.88	June 25, 2015(2)
	4,412	—	4.02	June 16, 2016(2)
	4,687	2,813	11.00	April 27, 2020(3)
	7,500	—	7.53	June 8, 2021(2)
	7,500	—	2.77	June 14, 2022(2)
Philip R. Tracy	4,687	2,813	11.00	April 27, 2020(3)
	7,500	—	7.53	June 8, 2021(2)
	7,500	—	2.77	June 14, 2022(2)
Garheng Kong, M.D., Ph.D.	—	20,000	2.49	October 2, 2022(5)

(1) Exercisable with respect to 25% of the shares of stock which are subject to this option on April 18, 2012 (the “Initial Vesting Date”), provided the optionee provides continuous service to Alimera through the Initial Vesting Date; and the remainder of the shares of stock which are subject to this option shall vest in equal increments quarterly over three years beginning on the date three months from such Initial Vesting Date, provided optionee provides continuous service to Alimera through the last day of each quarterly period.
(2) Exercisable with respect to 100% of the shares of stock which are subject to this option as of the date of grant.
(3) Exercisable with respect to 25% of the shares of stock which are subject to this option on April 27, 2011 (the “Initial Vesting Date”), provided the optionee provides continuous service to Alimera through the Initial Vesting Date; and the remainder of the shares of stock which are subject to this option shall vest in equal increments quarterly over three years beginning on the date three months from such Initial Vesting Date, provided optionee provides continuous service to Alimera through the last day of each quarterly period.
(4) Exercisable with respect to 25% of the shares of stock which are subject to this option on July 28, 2012 (the “Initial Vesting Date”), provided the optionee provides continuous service to Alimera through the Initial Vesting Date; and the remainder of the shares of stock which are subject to this option shall vest in equal increments quarterly over three years beginning on the date three months from such Initial Vesting Date, provided optionee provides continuous service to Alimera through the last day of each quarterly period.
(5) Exercisable with respect to 25% of the shares of stock which are subject to this option on October 2, 2013 (the “Initial Vesting Date”), provided the optionee provides continuous service to Alimera through the Initial Vesting Date; and the remainder of the shares of stock which are subject to this option shall vest in equal increments quarterly over three years beginning on the date three months from such Initial Vesting Date, provided optionee provides continuous service to Alimera through the last day of each quarterly period.

PROPOSAL 2
RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The audit committee of our board of directors has selected Grant Thornton LLP, an independent registered public accounting firm, as our independent auditors for the year ending December 31, 2013, and has further directed that management submit the selection of independent auditors for ratification by the stockholders at the Annual Meeting. Grant Thornton LLP has served as our independent registered public accounting firm since August 23, 2012. Prior to such time, Deloitte & Touche LLP served as our independent registered accounting firm. See “Changes in Independent Registered Public Accounting Firm” below. Representatives of Grant Thornton are expected to be present at the Annual Meeting. They will have an opportunity to make a statement if they so desire and will be available to respond to appropriate questions.
Neither our amended and restated bylaws nor other governing documents or laws require stockholder ratification of the appointment of Grant Thornton LLP as our independent registered public accounting firm. However, the audit committee of the board of directors is submitting the appointment of Grant Thornton LLP to the stockholders for ratification as a matter of good corporate practice. If the stockholders fail to ratify the selection, the audit committee of the board of directors will reconsider whether or not to retain Grant Thornton LLP. Even if the selection is ratified, the audit committee of our board of directors in its discretion may direct the appointment of different independent auditors at any time during the year if it determines that such a change would be in the best interests of the Company and our stockholders.
In order for Proposal 2 to pass, holders of a majority of all those outstanding shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting must vote “FOR” Proposal 2. Abstentions and broker non-votes will be counted towards a quorum, however, they will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because the ratification of the appointment of the independent registered public accounting firm is a matter on which a broker or other nominee is generally empowered to vote, no broker non-votes are expected to exist in connection with this matter.
YOUR BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS YOU VOTE THE PROXY CARD “FOR” PROPOSAL 2

Changes in Independent Registered Public Accounting Firm
On August 23, 2012, the audit committee of our board of directors dismissed Deloitte & Touche LLP as the independent registered public accounting firm for the Company and its subsidiaries, effective as of August 23, 2012, and approved the Company’s engagement of Grant Thornton LLP as the independent registered public accounting firm for the Company and its subsidiaries, subject to Grant Thornton LLP’s acceptable of such engagement. On August 27, 2012, the Company formally engaged Grant Thornton LLP as its independent registered public accounting firm for the year ending December 31, 2012.
Deloitte & Touche LLP’s report on the Company’s financial statements for the fiscal year ended December 31, 2011 contained an explanatory paragraph regarding the Company’s ability to continue as a going concern. Other than such statement, no report of Deloitte & Touche LLP on the financial statement of the Company for either of the past two years contained an adverse opinion or disclaimer of opinion, or was qualified or modified as to uncertainty, audit scope or accounting principles.
During the Company’s fiscal year ended December 31, 2011 and through August 23, 2012, there were no disagreement(s) with Deloitte & Touche LLP on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to the satisfaction of Deloitte & Touche LLP, would have caused Deloitte & Touche LLP to make reference to the subject matter of the disagreement(s) in connection with its report on the Company’s consolidated financial statements.
The Company provided Deloitte & Touche LLP a copy of the above disclosures and requested that Deloitte & Touche LLP furnish to the Company a letter addressed to the SEC stating whether it agrees with the statements made above. A copy of that letter, dated August 28, 2012, was filed as Exhibit 16.1 to the Company’s current report on Form 8-K filed with the SEC on August 28, 2012.

Independent Registered Public Accounting Firm’s Fees
The following table sets forth the fees billed by Deloitte & Touche LLP and Grant Thornton LLP, our independent registered public accounting firm, for audit and non-audit services rendered to the Company in 2012 and 2011. These fees are categorized as audit fees, audit-related fees, tax fees and all other fees. The nature of the services provided in each category is described following the table.

	Year Ended December 31,
	2012	2011
Grant Thornton LLP Fees
Audit fees(1)	$133,964	$—
Audit-related fees	—	—
Tax fees(2)	58,300	—
All other fees	—	—
Deloitte & Touche LLP Fees
Audit fees(3)	$135,309	$287,200
Audit-related fees	—	—
Tax fees	—	—
All other fees	—	—

Total aggregate fees	$327,573	$287,200

(1) The fees billed or incurred by Grant Thornton LLP for professional services include the review of our quarterly financial statements included in our quarterly report on Form 10-Q and for the quarter September 30, 2012 and the audit of our annual financial statements included in our annual report on Form 10-K for the year ended December 31, 2012.
(2) Fees billed or incurred by Grant Thornton LLP for professional services rendered in connection with an Internal Revenue Code Section 382 study and global tax planning.
(3) The fees billed or incurred by Deloitte & Touche LLP for professional services include the review of our quarterly financial statements included in our quarterly reports on Form 10-Q and for the quarters ended March 31, 2012 and June 30, 2012, the review of our quarterly financial statements included in our quarterly reports on Form 10-Q for the year ended December 31, 2011, the audit of our annual financial statements included in our annual report on Form 10-K for the year ended December 31, 2011 and the review and consent issued for our registration statements on Form S-1 and Form S-8.
All fees described above were pre-approved by the audit committee in accordance with applicable SEC requirements.
Pre-Approval Policies and Procedures of the Audit Committee
The audit committee’s policy is to pre-approve all audit and permissible non-audit services rendered by Deloitte & Touche LLP and Grant Thornton LLP, our independent registered public accounting firms. The audit committee can pre-approve specified services in defined categories of audit services, audit-related services and tax services up to specified amounts, as part of the audit committee’s approval of the scope of the engagement of Deloitte & Touche LLP and Grant Thornton LLP or on an individual case-by-case basis before Deloitte & Touche LLP or Grant Thornton LLP is engaged to provide a service. The audit committee has determined that the rendering of tax-related services by Grant Thornton LLP in 2012 is compatible with maintaining the principal accountant’s independence for audit purposes. Neither Deloitte & Touche LLP nor Grant Thornton LLP has been engaged to perform any non-audit services other than tax-related services.

REPORT OF THE AUDIT COMMITTEE1
The audit committee of our board of directors operates pursuant to a charter which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this proxy statement under “Corporate Governance — Board Committees — Audit Committee”. Under the audit committee charter, our management is responsible for the preparation, presentation and integrity of our financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States of America.
In the performance of its oversight function, the audit committee reviewed and discussed the audited financial statements of the Company with management and with the independent registered public accounting firm. In addition, the audit committee discussed with the independent registered public accounting firm those matters required to be discussed by Statement of Accounting Standards 114, as modified, as adopted by the Public Company Accounting Oversight Board, or “PCAOB”, in Rule 3200T and by PCAOB Auditing Standard No. 16, Communications with Audit Committees, as may be further modified or supplemented. Additionally, the independent registered public accounting firm provided to the audit committee the written disclosures and the letter required by PCAOB Rule 3526 “Communication with Audit Committees concerning independence” as adopted by the Public Company Accounting Oversight Board. The Audit Committee also discussed with the independent registered public accounting firm its independence from the Company.
The audit committee has adopted a charter and a process for pre-approving services to be provided by the independent registered public accountant.
Based upon the review and discussions described in the preceding paragraph, our audit committee recommended to the board of directors that the audited financial statements of the Company be included in the Annual Report on Form 10-K, as amended, for the year ended December 31, 2012 filed with the SEC.
Submitted by the Audit Committee of the Company’s Board of Directors:

Peter J. Pizzo, III (Chairman) Glen Bradley, Ph.D. Mark J. Brooks

1
The material in this report shall not be deemed to be “soliciting material” or “filed” with the SEC. This report shall not be deemed incorporated by reference into any of our other filings under the Exchange Act or the Securities Act of 1933, as amended, except to the extent the Company specifically incorporates it by reference into such filing.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
The following table provides information concerning beneficial ownership of our common stock and preferred stock as of April 26, 2013, by:

•	each stockholder, or group of affiliated stockholders, known to us to beneficially own more than 5% of our outstanding common stock and preferred stock;

•	each of our named executive officers;

•	each of our directors; and

•	all of our current executive officers and directors as a group.
The table below is based upon information supplied by directors, executive officers and principal stockholders and Schedule 13Gs and 13Ds filed with the SEC through April 26, 2013.
The percentage ownership is based upon 31,556,075 shares of common stock outstanding as of April 26, 2013.
The column in the table below entitled “Number of Shares of Common Stock Beneficially Owned” includes (a) shares of Common Stock subject to options or warrants to purchase Common Stock that are currently exercisable or exercisable within 60 days of April 26, 2013, (b) shares of Common Stock subject to restricted stock unit awards that will vest within 60 days of April 26, 2013 and (c) shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock and directly or indirectly issuable upon exercise of warrants to purchase shares of Series A Preferred Stock assuming a conversion price of $3.16 for the Series A Preferred Stock, which is the conversion price applicable to voluntary conversion of such securities as of April 26, 2013. The column in the table below entitled “Percentage of Shares of Common Stock Beneficially Owned” deems the shares of Common Stock set forth in clauses (a) – (c) of the prior sentence to be outstanding and to be beneficially owned by the person holding the options, Common Stock warrants, restricted stock unit award, Series A Preferred Stock or Series A Preferred Stock warrants for the purpose of computing the percentage ownership of the holder thereof, but such securities are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
The column in the table below entitled “Number of Shares of Series A Preferred Stock Beneficially Owned” includes (1) shares of Series A Preferred Stock outstanding as of April 26, 2013 and (2) shares of Series A Preferred Stock issuable upon exercise of warrants to purchase shares of Series A Preferred Stock exercisable within 60 days of April 26, 2013. The column in the table below entitled “Percentage of Shares of Series A Preferred Stock Beneficially Owned” deems the shares of Series A Preferred Stock issuable upon warrants held by the holder thereof to be outstanding for the purpose of computing such holder's percentage ownership, but such securities are not treated as outstanding for the purpose of computing the percentage ownership of any other person.
Pursuant to the terms of the Series A Preferred Stock, the Series A Preferred Stock votes together at the Annual Meeting with Common Stock on an as converted basis based on a deemed conversion price of $2.95. As such, the columns in the table below entitled “Number of Voting Shares Owned” and “Percentage of Voting Shares Owned” include outstanding shares of Common Stock as of April 26, 2013 and shares of Common Stock issuable upon conversion of shares of Series A Preferred Stock assuming a deemed conversion price of $2.95.

Name and Address of Beneficial Owner(1)	Number of Shares Beneficially Owned		Percentage of Shares Beneficially Owned	Number of Shares of Series A Preferred Stock	Percentage of Shares of Series A Preferred Stock Beneficially Owned	Number of Voting Shares Owned	Percentage of Voting Shares Owned
5% Stockholders (other than our executive officers and directors)
Palo Alto Investors, LLC 470 University Avenue Palo Alto, California 94301	13,508,401	(2)	38.2%	780,000 (25)	66.1%	11,770,577	26.1%
Intersouth Partners 406 Blackwell Street, Suite 200 Durham, North Carolina 27701	4,877,480	(3)	15.5%	—	—	4,877,480	10.8%
BAVP, LP 950 Tower Lane, Suite 700 Foster City, California 94404	4,863,094	(4)	15.4%	—	—	4,863,094	10.8%
Domain Associates, L.L.C. One Palmer Square Princeton, New Jersey 08542	4,189,427	(5)	13.3%	—	—	4,189,427	9.3%
Sofinnova Ventures 2800 Sand Hill Road, Suite 150 Menlo Park, California 94025	4,113,924	(6)	11.5%	325,000 (26)	30.2%	3,389,931	7.5%
Columbia Wanger Asset Management, LLC 227 West Monroe Street, Suite 3000 Chicago, IL 60606	2,887,380	(7)	9.1%	—	—	2,517,380 (7)	5.6%
Polaris Venture Partners 1000 Winter Street, Suite 3350 Waltham, MA 02451	3,308,355	(8)	10.5%	—	—	3,308,355	7.3%
Growth Equity Opportunities Fund III, LLC New Enterprise Associates 1954 Greenspring Drive, Suite 600 Timonium, MD 21093	2,468,354	(9)	7.3%	195,000 (27)	18.7%	2,033,898	4.5%
North Run Capital, LP One International Place, Suite 2401 Boston, MA 02110	2,000,000	(10)	6.3%	—	—	2,000,000	4.4%

Directors and Named Executive Officers
Glen Bradley, Ph.D.	40,047	(11)	*	—	—	10,047	*
Mark J. Brooks	33,125	(12)	*	—	—	—	*
Susan Caballa	334,585	(13)	1.1%	—	—	70,987	*
Richard S. Eiswirth	445,689	(14)	1.4%	—	—	15,299	*
Kenneth Green, Ph.D.	456,645	(15)	1.4%	—	—	7,520	*
Brian K. Halak, Ph.D.	4,222,552	(16)	13.4%	—	—	4,189,427	9.3%
David Holland	366,528	(17)	1.2%	—	—	126,366	*
Garheng Kong, Ph.D.	4,113,924	(18)	11.5%	—	—	3,389,831	7.5%
James R. Largent	28,750	(19)	*	—	—	—	*
C. Daniel Myers	848,358	(20)	2.6%	—	—	117,900	*
Peter J. Pizzo, III	50,000	(21)	*	—	—	7,500	*
Calvin W. Roberts, M.D.	418,127	(22)	1.3%	—	—	327,648	*
Philip R. Tracy	4,910,605	(23)	15.5%	—	—	4,877,480	10.8%
All current directors and executive officers as a group (14 persons)	16,268,935	(24)	42.7%	—	—	13,140,005	29.1%

*	Represents beneficial ownership of less than one percent of our outstanding common stock.
(1)	Unless otherwise indicated, the address for each beneficial owner is c/o Alimera Sciences, Inc., 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005.

(2)
Represents 750,191 shares of Common Stock and an aggregate of 353,797 shares of Common Stock issuable upon voluntary conversion and exercise, as applicable, of Series A Preferred Stock and a warrant to purchase Series A Preferred Stock held by Palo Alto Investors, LLC (“PAI LLC”), as an investment advisor and general partner of other funds; 1,216,563 shares of Common Stock and an aggregate of 3,804,557 shares of Common Stock issuable upon voluntary conversion and exercise, as applicable, of Series A Preferred Stock and a warrant to purchase Series A Preferred Stock held by Palo Alto Healthcare Master Fund, L.P. (“Healthcare Master”); 1,668,230 shares of Common Stock and an aggregate of 5,715,063 shares of Common Stock issuable upon voluntary conversion and exercise, as applicable, of Series A Preferred Stock and a warrant to purchase Series A Preferred Stock held by Palo Alto Healthcare Master Fund II, L.P. (“Healthcare Master II”). Palo Alto Healthcare Fund, L.P. (“Healthcare”) and Palo Alto Healthcare II, L.P. (“Healthcare II”) hold shares of Common Stock indirectly through Healthcare Master and Healthcare Master II. Dr. Patrick Lee and Dr. Anthony Joonkyoo Yun co-manage PAI LLC. PAI LLC, Healthcare Master, Healthcare Master II, Healthcare, Healthcare II, Dr. Lee and Dr. Jookyoo (collectively the “PAI Investors”) filed a Schedule 13G jointly, but not as members of a group, and each of them expressly disclaims membership in a group. Each PAI Investor disclaims beneficial ownership, except to the extent of that PAI Investors' pecuniary interest therein. In addition, Healthcare Master, Healthcare Master II, Healthcare and Healthcare II should not be construed as an admission that any of them is, and each disclaims that it is, a beneficial owner of any of Common Stock, Series A Preferred Stock or a warrant to purchase Series A Preferred Stock.

(3)
Represents 73,590 shares held by Intersouth Affiliates V, L.P.; 1,605,743 shares held by Intersouth Partners V, L.P.; 2,053,381 shares held by Intersouth Partners VI, L.P.; and 1,144,766 shares held by Intersouth Partners VII, L.P. Philip R. Tracy, a member of and the chairman of our board of directors, is a member of each of Intersouth Associates V, LLC, Intersouth Associates VI, LLC and Intersouth Associates VII, LLC. Pursuant to powers of attorney granted by each of Intersouth Associates V, LLC, Intersouth Associates VI, LLC and Intersouth Associates VII, LLC, Mr. Tracy shares voting power with respect to the securities owned by the entities for which these entities serve as general partners. Mr. Tracy disclaims beneficial ownership of these shares held by Intersouth Affiliates V, L.P., Intersouth Partners V, L.P., Intersouth Partners VI, L.P., and Intersouth Partners VII, L.P., except to the extent of his pecuniary interest therein.

(4)
The general partner of BAVP, LP is Scale Venture Management 1, LLC (“SVM I”). Mark J. Brooks, a member of our Board of Directors, is a member of SVM I; however, voting and investment power with respect to these shares is shared only by the managing members of SVM 1, Kate Mitchell and Rory O'Driscoll. Ms. Mitchell and Mr. O'Driscoll disclaim beneficial ownership with respect to the shares held by BAVP, LP, except to the extent of their respective pecuniary interest therein, if any. Mr. Brooks is also a member of Scale Venture Management I¬A, LLC, which serves as the management company for BAVP, LP and SVM I; however, SVM I maintains the ultimate responsibility for the voting and investment power with respect to these shares.

(5)
Represents 4,129,773 shares held by Domain Partners VI, L.P. and 40,790 shares held by DP VI Associates, L.P. and 18,864 shares held by One Palmer Square Associates VI, L.L.C. The managing members of One Palmer Square Associates VI, L.L.C., the general partner of Domain Partners VI, L.P. and DP VI Associates, L.P., share voting and investment power with respect to these shares. Brian Halak, Ph.D., a member of our board of directors, is a member of One Palmer Square Associates VI, LLC, but has no voting or investment power and disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein.

(6)
Represents an aggregate of 4,113,924 shares of Common Stock issuable upon voluntary conversion and exercise, as applicable, of Series A Preferred Stock and a warrant to purchase Series A Preferred Stock held by Sofinnova Venture Partners VIII, L.P. (“SVP VIII”). Sofinnova Management VIII, L.L.C. (“SM VIII”) is the general partner of SVP VIII and Garheng Kong, M.D., Ph.D., Michael Powell, and James I. Healy, are the managing members of SM VIII (the “Managing Members”). SVP VIII, SM VIII and the Managing Members may be deemed to have shared voting and dispositive power over the shares owned by SVP VIII. Such persons and entities disclaim beneficial ownership over the shares owned by SVP VIII except to the extent of any pecuniary interest therein.

(7)
The indicated ownership is based solely on a Schedule 13G/A filed with the SEC by the reporting person on February 14, 2013. According to the Schedule 13G/A, Columbia Wanger Asset Management, LLC (“CWAM”) has sole power to vote or to direct the vote of 2,517,380 shares of Common Stock and sole power to dispose or direct the disposition of 2,887,380 shares of Common Stock. According to the Schedule 13G/A, Columbia Acorn Fund has sole voting and dispositive power over 2,040,000 shares of Common Stock. CWAM is the investment adviser of Columbia Acorn Fund and various other investment companies and managed accounts, and may be deemed to beneficially own the shares reported by Columbia Acorn Fund. Accordingly, the shares reported in the Schedule 13G/A by CWAM include those shares separately reported in the Schedule 13G/A by Columbia Acorn Fund. The Schedule 13G/A filed by the reporting person provides information as of December 31, 2012 and, consequently, the beneficial ownership of the reporting person may have changed between December 31, 2012 and April 26, 2013.

(8)
Represents 3,247,811 shares held by Polaris Venture Partners IV, L.P. and 60,544 shares held by Polaris Venture Entrepreneurs' Fund IV, L.P. Polaris Venture Management Co., IV, L.L.C., is the sole general partner of Polaris Venture Partners IV, L.P. and Polaris Venture Partners Entrepreneurs' Fund IV, L.P.

(9)
Represents an aggregate of 2,468,354 shares of Common Stock issuable upon voluntary conversion and exercise, as applicable, of Series A Preferred Stock and a warrant to purchase Series A Preferred Stock held by Growth Equity Opportunities Fund III, LLC (“GEO”). New Enterprise Associates 14, L.P. (“NEA 14”), which is the sole member of GEO; NEA Partners 14, L.P. (“NEA Partners 14”), which is the sole general partner of NEA 14; NEA 14 GP, LTD (“NEA 14 GP”), which is the sole general partner of NEA Partners 14; and Michael James Barrett, Peter J. Barris, Forest Baskett, Ryan D. Drant, Anthony A. Florence, Jr., Patrick J. Kerins, Krishna S. Kolluri, David M. Mott, Scott D. Sandell, Peter W. Sonsini, Ravi Viswanathan and Harry R. Weller (collectively, the “Directors”). The Directors are the individual directors of NEA 14 GP. GEO, NEA 14, NEA Partners 14, NEA 14 GP and the Directors are sometimes referred to collectively herein as the “Reporting Persons.” Each Reporting Person disclaims beneficial ownership of such shares of common stock except for the shares, if any, such Reporting Person holds of record.

(10)
The indicated ownership is based solely on a Schedule 13G filed with the SEC by the reporting person on February 14, 2013. According to the Schedule 13G, North Run Advisors, LLC (“North Run”) is the general partner of North Run Capital, LP (the “Investment Manager”). According to the Schedule 13G, Todd B. Hammer and Thomas B. Ellis are the principals and sole members of North Run. According to the Schedule 13G, North Run, the Investment Manager, Todd B. Hammer and Thomas B. Ellis have the shared power to vote and dispose of the 2,000,000 shares of Common Stock beneficially owned.

(11)
Includes 30,000 shares issuable upon exercise of options exercisable within 60 days of April 26, 2013. Excludes 10,000 shares of Common Stock subject to options that are not exercisable within 60 days of April 26, 2013.

(12)
Includes 33,125 shares issuable upon exercise of options exercisable within 60 days of April 26, 2013. Excludes 1,875 shares of Common Stock subject to options that are not exercisable within 60 days of April 26, 2013. Mr. Brooks is a member of Scale Venture Management 1, LLC, the general partner of BAVP, LP. Mr. Brooks is deemed to hold the options for the benefit of Scale Management, LLC and disclaims beneficial ownership of these shares, except to the extent of his pecuniary interest therein, if any.

(13)
Includes 263,598 shares issuable upon exercise of options exercisable within 60 days of April 26, 2013. Excludes 192,702 shares of Common Stock subject to options that are not exercisable within 60 days of April 26, 2013.

(14)
Includes 430,390 shares issuable upon exercise of options exercisable within 60 days of April 26, 2013. Excludes 516,763 shares of Common Stock subject to options that are not exercisable within 60 days of April 26, 2013.

(15)
Includes 449,125 shares issuable upon exercise of options exercisable within 60 days of April 26, 2013. Excludes 305,604 shares of Common Stock subject to options that are not exercisable within 60 days of April 26, 2013.

(16)
Dr. Halak is affiliated with Domain Associates L.L.C. Dr. Halak disclaims beneficial ownership of the shares held by the entities affiliated with Domain Associates referenced in footnote (5) above, except to the extent of his pecuniary interest therein. Includes 33,125 shares issuable upon exercise of options exercisable within 60 days of April 26, 2013. Excludes 1,875 shares of Common Stock subject to options that are not exercisable within 60 days of April 26, 2013.

(17)
Includes 240,162 shares issuable upon exercise of options exercisable within 60 days of April 26, 2013. Excludes 231,785 shares of Common Stock subject to options that are not exercisable within 60 days of April 26, 2013.

(18)
Dr. Kong is affiliated with SVP VIII. Dr. Kong disclaims beneficial ownership of the shares held by the entities affiliated with SVP VIII referenced in footnote (6) above, except to the extent of his pecuniary interest therein. Excludes 20,000 shares of Common Stock subject to options that are not exercisable within 60 days of April 26, 2013.

(19)
Includes 28,750 shares issuable upon exercise of options exercisable within 60 days of April 26, 2013. Excludes 11,250 shares of Common Stock subject to options that are not exercisable within 60 days of April 26, 2013.

(20)
Includes 730,458 shares issuable upon exercise of options exercisable within 60 days of April 26, 2013. Excludes 758,796 shares of Common Stock subject to options that are not exercisable within 60 days of April 26, 2013.

(21)
Includes 42,500 shares issuable upon exercise of options exercisable within 60 days of April 26, 2013. Excludes 5,000 shares of Common Stock subject to options that are not exercisable within 60 days of April 26, 2013.

(22)
Includes 50,773 shares issuable upon exercise of options exercisable within 60 days of April 26, 2013, 39,706 shares issuable upon exercise of warrants exercisable within 60 days of April 26, 2013, 40,587 shares held by Calvin W. Roberts MD PC Pension Plan and 287,061 shares held in a number of trusts with indirect ownership. Mr. Roberts disclaims beneficial ownership of the shares held in trust. Excludes 1,875 shares of Common Stock subject to options that are not exercisable within 60 days of April 26, 2013.

(23)
Mr. Tracy is affiliated with Intersouth Partners. Mr. Tracy disclaims beneficial ownership of the shares held by the entities affiliated with Intersouth Partners referenced in footnote (3) above, except to the extent of his pecuniary interest therein. Includes 33,125 shares issuable upon exercise of options exercisable within 60 days of April 26, 2013. Excludes 1,875 shares of Common Stock subject to options that are not exercisable within 60 days of April 26, 2013.

(24)
Includes 2,365,131 shares issuable upon exercise of options exercisable within 60 days of April 26, 2013, 39,706 shares issuable upon of a warrant exercisable within 60 days of April 26, 2013, 40,587 shares held by Calvin W. Roberts MD PC Pension Plan, 287,061 shares held in a number of trusts with indirect ownership, which Mr. Roberts disclaims beneficial ownership thereof and 144,764 shares held in joint tenancy by an executive and his spouse. Excludes 2,259,400 shares of Common Stock subject to options that are not exercisable within 60 days of April 26, 2013.

(25)
Includes 21,500 shares of Series A Preferred Stock and a warrant to purchase 6,450 shares of Series A Preferred Stock held by PAI LLC, 231,200 shares of Series A Preferred Stock and a warrant to purchase 69,360 shares of Series A Preferred Stock held by Healthcare Master; and 347,300 shares of Series A Preferred Stock and a warrant to purchase 104,190 shares of Series A Preferred Stock held by Master II. For further information regarding PAI Investors, see footnote (2) above.

(26)
Includes 250,000 shares of Series A Preferred Stock and a warrant to purchase 75,000 shares of Series A Preferred Stock held by SVP VIII. For further information regarding SVP III, see footnote (6) above.

(27)	Includes 150,000 shares of Series A Preferred Stock and a warrant to purchase 45,000 shares of Series A Preferred Stock held by GEO. For further information regarding GEO, see footnote (9) above.
Section 16(a) Beneficial Ownership Reporting Compliance
Section 16(a) of the Exchange Act requires our directors, executive officers, and certain holders of more than 10% of our common stock to file reports regarding their ownership and changes in ownership of our securities with the SEC and to furnish us with copies of all Section 16(a) reports that they file.
Based solely upon a review of Forms 3 and 4 and amendments thereto furnished to us and written representations provided to us by all of our directors and executive officers and certain of our greater than 10% stockholders, we believe that during the year ended December 31, 2012, our directors, executive officers, and greater than 10% stockholders complied with all applicable Section 16(a) filing requirements.

CERTAIN RELATIONSHIPS AND RELATED PERSONS TRANSACTIONS
In addition to the compensation arrangements with directors and executive officers described elsewhere in this proxy statement, the following is a description of transactions since January 1, 2011, in which we have been a participant, in which the amount involved exceeded or will exceed $120,000 or 1% of the average of our total assets at year end for the last two completed fiscal years and in which any of our directors, executive officers, beneficial holders of more than 5% of our capital stock, or entities affiliated with them, had or will have a direct or indirect material interest.
All of the transactions set forth below were approved by a majority of our board of directors, including a majority of the independent and disinterested members of our board of directors. We believe that we have executed all of the transactions set forth below on terms no less favorable to us than we could have obtained from unaffiliated third-parties. It is our intention to ensure that all future transactions between us and our directors, executive officers and principal stockholders and their affiliates are approved by a majority of the members of our board of directors, including a majority of the independent and disinterested members of our board of directors and are on terms no less favorable to us than those that we could obtain from unaffiliated third-parties.
Private Placement Financings
Series A Preferred Stock Financing. On October 2, 2012, we sold an aggregate of 1,000,000 units comprised of 1,000,000 shares of our Series A Preferred Stock and Warrants exercisable for up to an aggregate of 300,000 shares of our Series A Preferred Stock at an exercise price of $44.00 per share for gross proceeds of $40.0 million prior to the payment of related expenses (the “Series A Preferred Stock Financing”). The units were issued to various investors, including entities affiliated with Palo Alto Investors, LLC (“Palo Alto”), Sofinnova Venture Partners VIII, L.P. (“Sofinnova”) and Growth Equity Opportunities Fund III, LLC (“GEOF”). Additionally, Garheng Kong, M.D., Ph.D., one of our directors, serves as a member of the general partner of Sofinnova. See “Security Ownership of Certain Beneficial Owners and Management” for additional information regarding the shares held by these entities.
Transactions with our Directors, Executive Officers, Key Employees and Significant Stockholders
Indemnification Agreements. We have entered into indemnification agreements with each of our directors and executive officers and certain other key employees. The agreements provide that we will indemnify each of our directors, executive officers and such key employees against any and all expenses incurred by that director, executive officer or key employee because of his or her status as one of our directors, executive officers or key employees to the fullest extent permitted by Delaware law, our restated certificate of incorporation and our amended and restated bylaws (except in a proceeding initiated by such person without board approval). In addition, the agreements provide that, to the fullest extent permitted by Delaware law, we will advance all expenses incurred by our directors, executive officers and key employees in connection with a legal proceeding in which they may be entitled to indemnification.
Registration Rights Agreement. In connection with our Series A Preferred Stock financing, we entered into a registration rights agreement with Palo Alto, Sofinnova, and GEOF dated October 2, 2012. The agreement provides that Palo Alto, Sofinnova and GEOF have certain registration rights relating to the registration of the Company’s common stock under certain circumstances set forth in the agreement.
Stock Option Awards. See “Corporate Governance — Director Compensation” and “Executive Compensation” for additional information regarding stock options and equity awards granted to our directors and named executive officers.

Changes in Control
As a result of our Series A Preferred Stock Financing, a change of control of the Company may be deemed to have occurred. Prior to the closing of the Series A Preferred Stock Financing, Palo Alto and its affiliates beneficially owned an aggregate of 3,634,984 shares of our common stock, according to a Form 13F filed by Palo Alto with the Securities and Exchange Commission on August 15, 2012, which represented approximately 11.6% of our common stock outstanding prior to the closing of our Series A Preferred Stock Financing. Palo Alto Investors, Inc. is the manager of Palo Alto. William Leland Edwards is the controlling shareholder of Palo Alto Investors, Inc. Anthony Joonkyoo Yun, M.D. is the President of Palo Alto and Palo Alto Investors, Inc. Prior to the closing of our Series A Preferred Stock Financing, no stockholder beneficially owned more than 15.5% of our outstanding shares of our Common Stock. At the closing of our Series A Preferred Stock Financing, Palo Alto and certain of its affiliates purchased 600,000 units, consisting of an aggregate of 600,000 shares of our Series A Preferred Stock and a Warrant to purchase 180,000 shares of our Series A Preferred Stock, for a purchase price of $24,000,000. The purchase price was paid from its cash on hand.
Following the closing of our Series A Preferred Stock Financing, Palo Alto and its affiliates, assuming the exercise and subsequent conversion of warrants held by them (but no other warrants) and the conversion of all shares of Series A Preferred Stock (based on a conversion price of $2.91) and including the number of shares of common stock then owned by Palo Alto and its affiliates, beneficially owns approximately 14,356,633 shares of our common stock, represented approximately 30.13% of the total voting power of our voting securities following the closing of our Series A Preferred Stock financing. If the United Kingdom’s National Institute for Health and Clinical Excellence (“NICE”) issues final guidance (following the review of a Patient Access Scheme (as commonly used by NICE), if required) recommending ILUVIEN (a “Positive Guidance”) on or before June 30, 2013, Palo Alto and its affiliates, assuming the exercise and subsequent conversion of warrants held by them (but no other warrants) and the conversion of all shares of our Series A Preferred Stock (based on a conversion price of $3.16) and including the number of shares of our common stock currently owned by Palo Alto and its affiliates, will own approximately 13,508,402 shares of our common stock, which represented 29.13% of the total voting power of our voting securities immediately following the closing of our Series A Preferred Stock Financing. If Positive Guidance is not received on or before June 30, 2013 or if NICE issues final unappealable guidance (following the review of a Patient Access Scheme) failing to recommend ILUVIEN, Palo Alto and its affiliates, assuming the exercise and subsequent conversion of the warrants held by them (but no other warrants) and the conversion of all shares of Series A Preferred Stock (based on a conversion price of $2.66) and including the number of shares of our common stock currently owned by Palo Alto and its affiliates, will own approximately 15,364,307 shares of our common stock, which represented approximately 31.24% of the total voting power of our voting securities immediately following the closing of our Series A Preferred Stock Financing. The foregoing is based on our capitalization as of October 2, 2012, as adjusted for the sale of the units in the Series A Preferred Stock Financing.

EXECUTIVE OFFICERS
Set forth below is the name, age, and position of each of our executive officers as of April 26, 2013 and certain biographical information for each executive officer.

Name	Age	Position
C. Daniel Myers	59	President, Chief Executive Officer and Director
Richard S. Eiswirth	44	Chief Financial Officer and Chief Operating Officer
Kenneth Green, Ph.D.	54	Senior Vice President and Chief Scientific Officer
Susan Caballa	68	Senior Vice President, Regulatory and Medical Affairs
David Holland	49	Senior Vice President of Sales and Marketing
Philip Ashman, Ph. D.	48	Senior Vice President, EU Managing Director
C. Daniel Myers — For biographical information, see “Proposal 1: Election of Directors – Continuing Directors Not Standing for Election”.
Richard S. Eiswirth has served as Chief Financial Officer of our Company since October 2005 and as Chief Operating Officer since August 2010. From 2003 to 2005, Mr. Eiswirth served as founding partner of Brand Ignition Group, engaged in consumer products acquisition activities. From 2002 to 2005, Mr. Eiswirth served as President of Black River Holdings, Inc., a financial consultancy he founded in 2002. Mr. Eiswirth served as Chief Financial Officer and Senior Executive Vice President of Netzee, Inc., a provider of Internet banking solutions to community banks from 1999 to 2002. Mr. Eiswirth held various positions with Arthur Andersen, where he began his career, from 1991 to 1999. Mr. Eiswirth previously served as chairman, audit committee chairman and member of the compensation committee of Jones Soda Co., a Seattle, Washington based beverage company, and as director and audit committee chairman of Color Imaging, Inc., a Norcross, Georgia based manufacturer of printer and copier supplies. Mr. Eiswirth was previously a Certified Public Accountant in Georgia. Mr. Eiswirth holds a Bachelor’s in accounting from Wake Forest University.
Kenneth Green, Ph.D. joined us in 2004 as Vice President of Scientific Affairs, and has served as the Senior Vice President and Chief Scientific Officer of our Company since January 2007. Prior to joining us, Dr. Green served as the V.P. Global Head of Clinical Sciences at Novartis Ophthalmics. He has managed ophthalmic clinical development organizations at Storz Ophthalmics, Bausch & Lomb and CIBA Vision. He started his career in the pharmaceutical industry in 1984, as a basic research scientist in drug discovery at Lederle Laboratories, and has since held positions in many areas of drug development. Dr. Green holds a B.A. in Chemistry from Southern Illinois University and a Ph.D. in Organic Chemistry from Ohio State University.
Susan Caballa has served as the Senior Vice President of Regulatory and Medical Affairs of our Company since 2004. Prior to joining us, Ms. Caballa served as the Vice President of Regulatory and Medical Affairs at Novartis Ophthalmics from 1999 to 2004. Ms. Caballa also held various regulatory management positions with the following companies engaged in the development and marketing of ophthalmic products: Allergan, Inc. (1983-1987), Iolab Corporation, a J&J Company (1987-1994) and Alcon Laboratories, Inc. (1994-1999). Ms. Caballa holds a B.S. in Chemistry and a Masters in Chemistry from the University of Santo Tomas and University of the Philippines.
David Holland is one of our co-founders and served as the Vice President of Marketing since the founding of our Company in 2003 through August 2010 when he was appointed the Senior Vice President of Sales and Marketing. Prior to founding our Company, Mr. Holland served as the Vice President of Marketing of Novartis Ophthalmics from 1998 to 2003. In 1997, Mr. Holland served as Global Head of the Lens Business at CIBA Vision and in 1996, Global Head of the Lens Care Business of CIBA Vision. From 1992 to 1995, Mr. Holland served as the Director of Marketing for CIBA Vision Ophthalmics. From 1989 to 1991, Mr. Holland served as New Products Manager for CIBA Vision. From 1985 to 1989, Mr. Holland served as a Brand Assistant and Assistant Brand Manager of Procter and Gamble. Mr. Holland holds an A.B. in Politics from Princeton University.
Philip Ashman, Ph.D. has served as the Senior Vice President, Managing Director Europe since January 1, 2013. Prior to joining us, Dr. Ashman held a number of leadership roles at Bayer from 2006 to 2012, most recently responsible for leadership of the market access strategy in the U.K. for Bayer, covering all therapy areas including Ophthalmology. Prior to this, Dr. Ashman served as Vice President Global Marketing Oncology at Bayer and also as Vice President Regional Business Unit Head (Europe) Oncology, responsible for the delivery of oncology sales and profitability targets in Europe, Canada, the Middle East and Africa. Before 2006, Dr. Ashman held UK-based business leadership positions in AstraZeneca and Sanofi. Dr. Ashman holds a doctorate in biochemistry from the University of London: Royal Holloway and Bedford, U.K., and a Bachelor of Science degree in biochemistry from the University College London, U.K.
Election of Officers
Our executive officers are currently elected by our board of directors on an annual basis and serve until their successors are duly elected and qualified, or until their earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

EXECUTIVE COMPENSATION
2012 Summary Compensation Table
The following table summarizes the compensation that we paid to our Chief Executive Officer and each of our two other most highly compensated executive officers during the year ended December 31, 2012. We refer to these executive officers in this proxy statement as our named executive officers.

Name and Principal Position	Year	Salary ($)	Bonus ($)(1)	Stock Awards ($)(2)	Option Awards ($)(3)	Non-Equity Incentive Plan Compensation ($)(4)	All other Compensation ($)(5)	Total ($)
C. Daniel Myers Chief Executive Officer	2012	$431,650	$118,704	$33,465	$1,122,702	$118,703	$1,904	$1,827,128
	2011	$431,650	$5,935	—	—	$53,120	$1,852	$492,557
Richard S. Eiswirth Chief Operating Officer and Chief Financial Officer	2012	$311,383	$62,277	$23,363	$748,040	$62,276	$6,404	$1,213,743
	2011	$311,383	$3,114	—	—	$38,144	$6,352	$358,993
Kenneth Green, Ph.D. Senior Vice President, Scientific Affairs and Chief Scientific Officer	2012	$294,228	$58,846	$18,924	$431,785	$58,845	$6,404	$869,032
	2011	$294,228	$2,942	—	—	$30,453	$6,352	$333,975
(1) The amounts set forth in this column represent the subjective portion of our annual bonus awards paid to the named executive officers based on the board of directors’ approval.
(2) The amounts reported in this column represent the aggregate grant date fair value of restricted stock unit awards computed in accordance with FASB ASC Topic 718. See Note 11 of the Notes to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of our assumptions in determining the ASC 718 values of our stock awards.
(3) The amounts reported in this column represent the aggregate grant date fair value of option awards computed in accordance with FASB ASC Topic 718. The fair value of each option award is estimated on the date of grant using the Black-Scholes option-pricing model. See Note 11 of the Notes to the Financial Statements in our Annual Report on Form 10-K for the year ended December 31, 2012 for a discussion of our assumptions in determining the ASC 718 values of our option awards.
(4) The Non-Equity Incentive Plan Compensation represents the bonus paid to executives based on objective corporate targets as defined in our Incentive Compensation Bonus Plan and approved by the board of directors.
(5) All Other Compensation represents 401(k) matching contributions and short-term and long-term disability gross-ups paid on an executive’s behalf.
Overview of Compensation Philosophy and Objectives

Our executive compensation programs are designed to fairly compensate our executive officers, attract and retain highly qualified executive officers, motivate the performance of our executive officers towards, and reward the achievement of, clearly defined corporate goals, and align our executive officers’ long-term interests with those of our stockholders. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals and individual goals. Our compensation programs are designed to motivate our executives to create a successful company. We believe that our compensation program, with its balance of short-term incentives (including cash bonus awards) and long-term incentives (including equity awards that vest over up to four years) reward sustained performance that is aligned with long-term stockholder interests.
To that end, the compensation committee applies the following principles when structuring compensation arrangements for our named executive officers:

•
In order to determine competitiveness in the marketplace, our compensation committee relies on an analysis of peer group companies, comparable in asset size and corporate structure, prepared by the compensation committee’s compensation consultant. The compensation committee believes that total direct compensation should be established at a level that is competitive with the Company’s defined peer group.

•	Total compensation should include “at risk” components that are linked to annual company and individual performance.

•
Stock−based compensation should form a key component of total compensation as a means of linking senior management to the long−term performance of the Company, motivating our executive officers and aligning their interests with those of stockholders.

•
While base salary and the potential for cash bonuses must be at competitive levels, performance is most significantly impacted by appropriately relating the potential for creating stockholder value to an individual’s compensation potential through the use of equity awards.

Highlights of our named executive officer 2012 compensation program include:

•
Base Salary – Base salaries are intended to reflect compensation commensurate with the individual’s current position and work experience. Our goal in this regard is to attract and retain high-caliber talent for the position and to provide a base wage that is not subject to performance risk. Our compensation committee did not to make any adjustments to the 2012 base salaries of our named executive officers from the amounts paid in 2011. See the column titled “Salary” in the 2012 Summary Compensation Table for additional information related to the base salaries of our named executive officers.

•
Annual Cash Incentive Compensation – Annual cash incentives for our named executive officers are designed to reward the achievement of overall performance by our executive officers each year, which we believe should increase stockholder value. In December 2012, our compensation committee approved the annual cash incentive awards set forth in the table below. See the columns titled “Bonus” and “Non-Equity Incentive Compensation” in the 2012 Summary Compensation Table for additional information.

Named Executive Officer	% of Objective Corporate Goals Achieved (1)	% of Subjective Discretionary Bonus Awarded (2)	Total % of Aggregate Target Cash Incentive Amount Awarded	Actual Cash Incentive Award
C. Daniel Myers	100%	100%	100%	$237,407
Richard S. Eiswirth	100%	100%	100%	$124,553
Kenneth Green, Ph.D.	100%	100%	100%	$117,691

(1)
50% of each named executive officer's aggregate target cash incentive award was allocated to the achievement of objective corporate performance goals approved by the compensation committee, which included (i) obtaining marketing authorization for ILUVIEN in at least 4 countries in the European Union; (ii) creating a commercial infrastructure for the launch of ILUVIEN in Europe; (iii) developing a regulatory path to seek marketing authorization for ILUVIEN in the U.S. and (iv) securing sufficient financing to fund the initial commercial launch of ILUVIEN in Europe.

(2)
50% of each named executive officer's aggregate target cash incentive award was discretionary based upon the subjective assessment by the compensation committee of the progress of the executive team towards our strategic objectives.

•
Equity Compensation – We utilize equity awards for our long-term equity compensation to ensure that our executive officers have a continuing stake in our long-term success. In 2012, we granted our named executive officers options to purchase shares of our common stock and awarded our named executive officers with restricted stock unit awards. See the columns titled “Stock Awards” and “Option Awards” in the 2012 Summary Compensation Table for additional information related to the performance bonuses earned by our named executive officers. The table below sets forth the equity incentive grants and awards made to our named executive officers in 2012:

Named Executive Officer	Grant Date	Options to Purchase Common Stock	Option Exercise Price Per Share (1)	Shares of Common Stock underlying RSU awards	Vesting Schedule
C. Daniel Myers	February 2, 2012			19,685	(2)
	February 10, 2012	300,000	$1.65		(3)
	February 10, 2012	95,000	$1.65		(4)
	December 19, 2012	365,000	$1.66		(3)
	December 19, 2012	110,000	$1.66		(5)
Richard S. Eiswirth	February 2, 2012			13,753	(2)
	February 10, 2012	170,000	$1.65		(3)
	February 10, 2012	70,000	$1.65		(4)
	December 19, 2012	235,000	$1.66		(3)
	December 19, 2012	105,000	$1.66		(5)
Kenneth Green, Ph.D.	February 2, 2012			11,132	(2)
	February 10, 2012	95,000	$1.65		(3)
	February 10, 2012	40,000	$1.65		(4)
	December 19, 2012	135,000	$1.66		(3)
	December 19, 2012	65,000	$1.66		(5)

(1)	Option exercise price was the closing price of per share of our common stock on The Nasdaq Global Market, as such price is reported by Nasdaq the date of grant.

(2)
Vested in full on the first day on which the Company received formal approval of its marketing authorization application for ILUVIEN from regulatory authorities in the fourth of the following European countries: United Kingdom, Austria, France, Germany, Italy, Portugal and Spain.

(3)	Vests with respect to 1/48th of the shares subject to the option when the named executive officer completes each continuous month of service following the date of grant.

(4)
Vests with respect to 100% of the shares subject to the option upon receipt by our Company, on or prior to August 9, 2013, of approval from the U.S. Food and Drug Administration of our new drug application for ILUVIEN provided the named executive officer remains continuously employed by us through such date.

(5)
Vests with respect to 1/48th of the shares subject to the option when the named executive officer completes each month of continuous service following the date of grant; provided, however, that the option shall not become exercisable unless and until NICE issues Positive Guidance on or before June 30, 2013.

•
Other Benefits – Our executive officers are eligible to participate in all of our employee benefit plans, such as medical, dental, vision, group life, disability and accidental death and dismemberment insurance, our employee stock purchase plan and our 401(k) plan, in each case on the same basis as other employees, subject to applicable law. We also provide vacation and other paid holidays to all employees, including our executive officers, which are comparable to those provided at peer companies. At this time, we do not provide special benefits or other perquisites to our executive officers.

Tax and Accounting Treatment of Compensation
Section 162(m) of the Internal Revenue Code places a limit of $1.0 million per person on the amount of compensation that we may deduct in any one year with respect to each of our named executive officers other than the Chief Financial Officer. There is an exemption from the $1.0 million limitation for performance-based compensation that meets certain requirements. All grants of options under our 2010 Equity Incentive Plan are intended to qualify for the exemption. Grants of restricted shares or stock units under our 2010 Equity Incentive Plan may qualify for the exemption if vesting is contingent on the attainment of objectives based on the performance criteria set forth in the plan and if certain other requirements are satisfied. Grants of restricted shares or stock units that vest solely on the basis of service cannot qualify for the exemption. Our current cash incentive plan is not designed to qualify for the exemption. To maintain flexibility in compensating executive officers in a manner designed to promote varying corporate goals, our compensation committee has not adopted a policy requiring all compensation to be deductible. Although tax deductions for some amounts that we pay to our named executive officers as compensation may be limited by section 162(m), that limitation does not result in the current payment of increased federal income taxes by us due to our significant net operating loss carry-forwards. Our compensation committee may approve compensation or changes to plans, programs or awards that may cause the compensation or awards to exceed the limitation under section 162(m) if it determines that such action is appropriate and in our best interests.
We account for equity compensation paid to our employees under the rules of FASB ASC Topic 718, which requires us to estimate and record an expense for each award of equity compensation over the service period of the award. Accounting rules also require us to record cash compensation as an expense at the time the obligation is accrued. We have not tailored our executive compensation program to achieve particular accounting results.
Stockholder Advisory Vote on Executive Compensation
At our 2012 annual meeting of stockholders, approximately 99.7% of the shares voted were in favor of the compensation of our named executive officers as disclosed in the proxy statement for the 2012 annual meeting of stockholders, including the Compensation Discussion and Analysis, the 2011 Summary Compensation Table and other related tables and disclosures. The compensation committee considers this vote to be an endorsement of our compensation philosophy and practices, including our balance between cash and equity compensation. Based upon that stockholder vote, the compensation committee believed that significant modifications to our executive compensation program were not necessary for 2012 and, as such, it remained relatively unchanged from our 2011 program. Both our compensation committee and board of directors intend to periodically reevaluate our executive compensation philosophy and practices in light of the Company’s performance, needs and developments, including the outcome of future non−binding advisory votes by the Company’s stockholders.

Outstanding Equity Awards as of December 31, 2012
The following table sets forth information regarding each option held by each of our named executive officers as of December 31, 2012. The vesting applicable to each outstanding option is described in the footnotes to the table below. For a description of the acceleration of vesting provisions applicable to the options held by our named executive officers, please see the section titled “Estimated Benefits and Payments Upon Termination of Employment” below.

	Option Awards
Name	Initial Vesting Date (1)		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
C. Daniel Myers	7/7/2005		22,775	—	$2.04	7/7/2014
	11/22/2006		55,147	—	1.33	10/12/2016
	12/13/2008		177,883	—	1.40	12/13/2017
	3/20/2009		160,107	—	2.42	3/20/2018
	8/25/2010		26,306	—	4.02	8/25/2019
	12/22/2010		79,851	—	4.02	8/25/2019
	12/3/2010	(2)	50,616	46,569	11.15	11/3/2020
	3/10/2012	(2)	62,500	237,500	1.65	2/10/2022
		(3)	—	95,000	1.65		(4)
	1/19/2013	(2)	—	365,000	1.66	12/19/2022
	1/19/2013	(5)	—	110,000	1.66	12/19/2022
Richard S. Eiswirth	10/31/2006		13,625	—	2.04	10/31/2015
	10/31/2006		96,669	—	1.33	1/1/2016
	11/22/2007		51,471	—	1.33	10/12/2016
	12/13/2008		33,094	—	1.40	12/13/2017
	3/20/2009		46,347	—	2.42	3/20/2018
	6/25/2009		29,411	—	3.88	6/25/2018
	8/25/2010		7,033	—	4.02	8/25/2019
	12/22/2010		21,350	—	4.02	8/25/2019
	12/3/2010	(2)	35,495	32,658	11.15	11/3/2020
	3/10/2012	(2)	35,417	134,583	1.65	2/10/2022
		(3)	—	70,000	1.65		(4)
	1/19/2013	(2)	—	235,000	1.66	12/19/2022
	1/19/2013	(5)	—	105,000	1.66	12/19/2022
Kenneth Green, Ph.D.	8/2/2005		73,529	—	2.04	8/2/2014
	1/3/2006		14,706	—	2.04	1/1/2015
	11/22/2006		44,118	—	1.33	1/1/2016
	11/22/2006		36,177	—	1.33	10/12/2016
	11/22/2007		8,031	—	1.33	10/12/2016
	3/1/2008		58,824	—	1.40	3/1/2017
	12/13/2008		26,077	—	1.40	12/13/2017
	3/20/2009		67,414	—	2.42	3/20/2018
	8/25/2010		9,118	—	4.02	8/25/2019
	12/22/2010		27,678	—	4.02	8/25/2019
	12/3/2010	(2)	28,154	25,903	11.15	11/3/2020
	3/10/2012	(2)	19,792	75,208	1.65	2/10/2022
		(3)	—	40,000	1.65		(4)
	1/19/2013	(2)	—	135,000	1.66	12/19/2022
	1/19/2013	(5)	—	65,000	1.66	12/19/2022

(1) Unless otherwise set forth below, 25% of each option vests upon continuous service through the Initial Vesting Date shown in the table. Thereafter, the option vests in 12 equal quarterly installments over the next three years of service.
(2) Vests in 48 equal monthly installments over a four year period beginning on the Initial Vesting Date.
(3) This option shall vest in full upon receipt by the Issuer, on or prior to August 9, 2013, of approval from the U.S. Food and Drug Administration of the Issuer’s New Drug Application for ILUVIEN® (the “Vesting Event”).
(4) This option shall expire on February 9, 2022, if the Vesting Event occurs. If the Vesting Event does not occur, then the option will expire on August 10, 2013.
(5) This option shall become exercisable if and only if on or before June 30, 2013 NICE issues Positive Guidance, in which case this option shall vest in forty-eight equal monthly installments beginning on January 19, 2013, provided Reporting Person remains continuously employed by the Issuer through each vesting period.
Employment Agreements with Our Executive Officers
We have entered into employment agreements with each of our named executive officers. The employment agreements provide for a starting base salary and a potential annual bonus, which is subject to adjustment by our board of directors from time to time. In addition, each of the agreements provides that if we terminate the named executive officer’s employment without cause or if he or she resigns for good reason, the named executive officer is entitled to one year of his or her base salary at the rate in effect at the time of his termination paid in 12 equal monthly installments. The named executive officer will also be entitled to the portion of his or her bonus earned up until termination. In addition, the named executive officer is entitled to reimbursement of his or her premiums for medical insurance coverage under COBRA for 12 months after the date of termination or until the named executive officer is eligible to be covered under a medical insurance plan by a subsequent employer. The employment agreements also provide for acceleration of any unvested options held by our named executive officers in the event of a change of control. Under these provisions, in the event of change of control, each executive will receive 12 months of additional vesting for any stock options that are outstanding and unvested as of the date of such transaction. In addition, unvested options vest in full in the event that the stock options are not continued or replaced with an alternate security, the executive is terminated without cause, or the executive terminates his or her employment for good reason within 12 months of a change of control.
The following table sets forth the base salary and potential bonus of each of our named executive officers at January 1, 2013.

Name	Base Salary ($)	Potential Bonus ($)
C. Daniel Myers	444,599	244,529
Richard S. Eiswirth	320,725	128,290
Kenneth Green, Ph.D.	303,055	121,222
For purposes of severance payments, “good reason” is defined in all amended and restated employment agreements as an executive resigning within 12 months after one of the following conditions has come into existence without the executive’s consent:

•	a reduction of the executive’s base salary;

•	a material adverse change in the executive’s primary responsibilities or duties;

•	a geographical relocation of our corporate headquarters, or the executive’s primary business location, to a location that is more than 35 miles from the present location; or

•	any material breach by us of the employment agreement.
The executive must provide us with written notice within 90 days after a good reason condition comes into the existence, and we have 30 days to remedy the condition after receipt of the notice. For purposes of option acceleration, “good reason” is defined in all applicable employment agreements as:

•	a material adverse change in the executive’s responsibilities or duties;

•	a geographical relocation of our corporate headquarters, or the executive’s primary business location, to a location that is more than 35 miles from the present location; or

•	any breach by us of the employment agreement that is material and not cured, or capable of being cured, within 30 days after the executive gives us and our board of directors written notice.

Estimated Benefits and Payments Upon Termination of Employment
The following table describes the potential payments and benefits upon termination of our named executive officers’ employment before or after a change in control of our Company as described above, as if each officer’s employment terminated as of December 31, 2012, the last business day of the 2012 fiscal year.

Name	Benefit	Voluntary Resignation or Termination for Cause	Termination without Cause or for Good Reason Prior to Change in Control		Termination without Cause or for Good Reason after Change in Control
C. Daniel Myers
	Salary	$—	$431,650		$431,650
	Bonus	—	237,407	(1)	237,407	(1)
	Benefit Continuation	—	16,266		16,266
	Accrued Vacation(2)	18,340	18,340		18,340
	Accelerated Vesting	—	—		—	(3)
Total value		$18,340	$703,664		$703,664

Richard S. Eiswirth
	Salary	$—	$311,383		$311,383
	Bonus	—	124,553	(1)	124,553	(1)
	Benefit Continuation	—	24,625		24,625
	Accrued Vacation(2)	21,238	21,238		21,238
	Accelerated Vesting	—	—		—	(3)
Total value		$21,328	$481,889		$481,889

Kenneth Green, Ph.D.
	Salary	$—	$294,228		$294,228
	Bonus	—	117,691	(2)	117,691	(1)
	Benefit Continuation	—	24,625		24,625
	Accrued Vacation(2)	21,765	21,765		21,765
	Accelerated Vesting	—	—		—	(3)
Total value		$21,765	$458,309		$458,309

(1) Represents aggregate target bonus, including objective and subjective portion, for 2012. Bonus payments in the year of termination would be based on the actual earned bonus and may be less than the aggregate target bonus.
(2) Based on each executive officer’s base salary in effect at the end of 2012 and the number of accrued but unused vacation days at the end of 2012.
(3) The value of option acceleration was zero because the exercise price per share of the accelerated options was greater than the $1.57 closing market price of per share of the Company’s common stock on December 31, 2012 (the last trading day in fiscal 2012) and the exercise price of the option.

PROPOSAL NO. 3
ADVISORY VOTE ON EXECUTIVE COMPENSATION
Our board of directors recognizes the interests our investors have in the compensation of our executives. In recognition of that interest and as required by the recently enacted Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010, or the Dodd-Frank Act, we are providing our stockholders with the opportunity to vote to approve, on an advisory (nonbinding) basis, the compensation of our named executive officers as disclosed in this proxy statement in accordance with the SEC’s rules.
As described in detail in our Executive Officers – Overview of Compensation Philosophy and Objectives, our executive compensation programs are designed to attract, motivate and retain our named executive officers, who are critical to our success and will drive the creation of stockholder value. Under these programs, our named executive officers are rewarded for the achievement of specific annual, long-term and strategic goals, corporate goals and the realization of increased stockholder value. Please read “Executive Officers – Overview of Compensation Philosophy and Objectives” for additional details about our executive compensation programs, including information about the fiscal year 2012 compensation of our named executive officers.
The compensation committee of our board of directors continually reviews the compensation programs for our named executive officers to ensure they achieve the desired goals of aligning our executive compensation structure with our stockholders’ interests and current market practices. As described in detail in our Executive Officers – Overview of Compensation Philosophy and Objectives, our compensation programs are designed to motivate our executives to create a successful company. We believe that our compensation program, with its balance of short-term incentives (including cash bonus awards) and long-term incentives (including equity awards that vest over up to four years) reward sustained performance that is aligned with long-term stockholder interests.
We are asking our stockholders to indicate their support for our named executive officer compensation as described in this proxy statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this proxy statement. Stockholders are encouraged to read “Executive Officers – Overview of Compensation Philosophy and Objectives,” the accompanying compensation tables, and the narrative disclosure. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:
“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the compensation tables and narrative discussion, is hereby APPROVED.”
In order for Proposal 3 to be approved, holders of a majority of all those outstanding shares present in person, or represented by proxy, and cast either affirmatively or negatively at the Annual Meeting must vote “FOR” Proposal 3. Abstentions and broker non-votes will not be counted either “FOR” or “AGAINST” the proposal and will have no effect on the proposal. Because Proposal 3 is a non-routine matter, broker non-votes are expected to exist in connection with this matter.
As an advisory vote, the result will not be binding on our board of directors or compensation committee. Our board of directors and our compensation committee value the opinions of our stockholders and expect to take into account the outcome of the vote when considering future executive compensation decisions to the extent they can determine the cause or causes of any significant negative voting results.
THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE APPROVAL OF THE
COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS, AS DISCLOSED IN THIS PROXY STATEMENT PURSUANT TO THE COMPENSATION DISCLOSURE RULES OF THE SECURITIES AND EXCHANGE COMMISSION

NO INCORPORATION BY REFERENCE
In the Company’s filings with the SEC, information is sometimes “incorporated by reference.” This means that we are referring you to information that has previously been filed with the SEC and the information should be considered as part of the particular filing. As provided under SEC regulations, the “Report of the Audit Committee” contained in this proxy statement specifically is not incorporated by reference into any other filings with the SEC and shall not be deemed to be “soliciting material.” In addition, this proxy statement includes several website addresses. These website addresses are intended to provide inactive, textual references only. The information on these websites is not part of this proxy statement.
OTHER MATTERS
As of the time of preparation of this proxy statement, neither the board nor management intends to bring before the meeting any business other than the matters referred to in the Notice of Annual Meeting and this proxy statement. If any other business should properly come before the meeting, or any adjournment thereof, the persons named in the proxy will vote on such matters according to their best judgment.
Accompanying this proxy statement and posted on our website with this proxy statement, is our Annual Report for the fiscal year ended December 31, 2012. Copies of our Annual Report for the fiscal year ended December 31, 2012, as filed with the SEC, is available free of charge on the investor relations portion of our website at www.alimerasciences.com.
CONTACT FOR QUESTIONS AND ASSISTANCE WITH VOTING
If you have any questions or require any assistance with voting your shares or need additional copies of this proxy statement or voting materials, please contact:
Investor Relations
Alimera Sciences, Inc.
6120 Windward Parkway,
Suite 290
Alpharetta, Georgia 30005
or
Call (310) 954-1105
It is important that your shares are represented at the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please vote by using the Internet or by telephone or, if you received a paper copy of the proxy card by mail, by signing and returning the enclosed proxy card, so your shares will be represented at the Annual Meeting.
The form of proxy and this proxy statement have been approved by the board of directors and are being mailed or delivered to stockholders by its authority.
The Board of Directors of Alimera Sciences, Inc.
Alpharetta, Georgia
April 29, 2013

ALIMERA SCIENCES, INC.
6120 WINDWARD PARKWAY
SUITE 290
ALPHARETTA, GA 30005

Investor Address Line 1
Investor Address Line 2
Investor Address Line 3
Investor Address Line 4
Investor Address Line 5
John Sample
1234 ANYWHERE STREET
ANY CITY, ON A1A 1A1

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VOTE BY INTERNET - www.proxyvote.com
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

CONTROL # → 000000000000

NAME	SHARES
THE COMPANY NAME INC. - COMMON	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS A	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS B	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS C	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS D	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS E	123,456,789,012.12345
THE COMPANY NAME INC. - CLASS F	123,456,789,012.12345
THE COMPANY NAME INC. - 401 K	123,456,789,012.12345

PAGE 1 OF 2

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DETACH AND RETURN THIS PORTION ONLY

	For All	Withhold All	For All Except
1. Election of Directors **Nominees**	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

01 Mark J. Brooks 02 Brian K. Halak, Ph.D. 03 Peter J. Pizzo, III

02 0000000000

The Board of Directors recommends you vote FOR proposals 2 and 3.

0000172528_1 R1.0.0.51160

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name, by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

JOB #

Signature (Joint Owners) Date

SHARES
CUSIP #
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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice & Proxy Statement, Form 10-K is/are available at www.proxyvote.com .

ALIMERA SCIENCES, INC.
Annual Meeting of Stockholders
JUNE 18, 2013 9:30 AM

This Proxy is solicited on behalf of the Board of Directors
for the Annual Meeting of Stockholders to be held on June 18, 2013

The undersigned appoints C. Daniel Myers and Richard S. Eiswirth, Jr., or any of them as shall be in attendance at the 2013 Annual Meeting of Stockholders, as proxy or proxies, with full power of substitution, to represent the undersigned at the Annual Meeting of Stockholders of Alimera Sciences, Inc. (the "Company"), to be held on June 18, 2013, at 9:30 a.m. local time, at Alimera Sciences, Inc. 6120 Windward Parkway, Suite 290, Alpharetta, Georgia 30005, and at any adjournments or postponements of the Annual Meeting, and to vote on behalf of the undersigned as specified in this Proxy all the Common Stock of the Company that the undersigned would be entitled to vote if personally present, upon the matters referred to on the reverse side hereof, and, in their sole discretion, upon any other business as may properly come before the Annual Meeting. The undersigned acknowledges receipt of the Notice of the Annual Meeting of Stockholders and of the accompanying proxy statement and revokes any proxy heretofore given with respect to such Annual Meeting. The votes entitled to be cast by the undersigned will be cast as instructed.

If this Proxy is executed, but no instruction is given, the votes entitled to be cast by the undersigned will be cast "FOR" each of the Board of Directors nominees for director in Proposal 1, "FOR" Proposal 2, and "FOR" Proposal 3, each of which is set forth on the reverse side hereof. The votes entitled to be cast by the undersigned will be cast in the discretion of the Proxy holders on any other matter that may properly come before the Annual Meeting and any adjournment or postponement thereof.

Continued and to be signed on reverse side

0000172528_2 R1.0.0.51160